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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

DineEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

April 5, 2012

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2012 Annual Meeting of Stockholders of DineEquity, Inc., which will be held on Tuesday, May 15, 2012, at 9:00 a.m., local time, at our offices located at 450 North Brand Boulevard, Glendale, California 91203. At this year's Annual Meeting, you will be asked to: elect three Class III directors; ratify the appointment of Ernst & Young LLP as our independent auditor; approve the DineEquity, Inc. Senior Executive Incentive Plan; and approve, on an advisory basis, the compensation of our named executive officers.

Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

We urge you to review carefully the proxy materials and to vote: FOR the election of each of the Class III directors; FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; FOR the approval of the DineEquity, Inc. Senior Executive Incentive Plan; and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Thank you for your continued support of and interest in DineEquity, Inc. We look forward to seeing you on May 15th.

Sincerely yours,

Julia A. Stewart
Chairman and Chief Executive Officer

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2012

April 5, 2012
To the Stockholders of DineEquity, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of DineEquity, Inc., a Delaware corporation (the "Corporation"), will be held at the Corporation's offices located at 450 North Brand Boulevard, Glendale, California 91203, on Tuesday, May 15, 2012, at 9:00 a.m., local time, for the following purposes as more fully described in the accompanying proxy statement:

  (1)
  To elect three Class III directors;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2012;

  (3)
  To approve the adoption of the DineEquity, Inc. Senior Executive Incentive Plan;

  (4)
  To approve, on an advisory basis, the compensation of the Corporation's named executive officers; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 26, 2012, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination at the principal executive offices of the Corporation at least ten days prior to the Annual Meeting.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 15, 2012

The proxy statement and annual report to stockholders and the means to vote by Internet are available at http://www.proxyvote.com.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. All stockholders are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE
QUESTIONS AND ANSWERS

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Q:    Why am I receiving these materials?

A:    The Corporation has made these materials available to you on the Internet and by mail, in connection with the Corporation's solicitation of proxies for use at the Annual Meeting to be held on Tuesday, May 15, 2012, at 9:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 5, 2012. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at the Corporation's principal executive offices located at the address shown above.

Q:    What is included in these materials?

A:    These materials include:

•
This proxy statement for the Annual Meeting; and

•
The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 1, 2012 (the "Annual Report").

Q:    What items will be voted on at the Annual Meeting?

A:    The DineEquity, Inc. Board of Directors is requesting that stockholders vote on the following four proposals at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"):

Proposal 1:    The election of three Class III directors.

Proposal 2:    The ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2012.

Proposal 3:    The approval of the adoption of the DineEquity, Inc. Senior Executive Incentive Plan.

Proposal 4:    The approval, on an advisory basis, of the compensation of the Corporation's named executive officers.

Q:    What are the voting recommendations of the Board of Directors?

A:    The Board of Directors recommends that you vote your shares:

•
"FOR" all of the individuals nominated to serve as Class III directors;

•
"FOR" the ratification of the Audit and Finance Committee's appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2012;

•
"FOR" the approval of the adoption of the DineEquity, Inc. Senior Executive Incentive Plan; and

•
"FOR" the approval of the compensation of the Corporation's named executive officers.

Q:    Who is entitled to vote?

A:    Only stockholders of record at the close of business on March 26, 2012 (the "Record Date") will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding 18,396,658 shares of common stock, par value $.01 per share (the "Common Stock"), and 34,900 shares of Series B Convertible Preferred

Stock ("Preferred Stock"). The holders of Common Stock are entitled to one vote per share and the holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date (18.69 votes per share). Stockholders of record of the Common Stock and the Preferred Stock may vote their shares either in person or by proxy. The presence in person or by proxy of 9,506,489 shares will constitute a quorum at the Annual Meeting.

Q:    What constitutes a "quorum"?

A:    A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the capital stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:    How do I cast my vote?

A:    There are four ways to vote:

•
Via the Internet.  To vote by Internet, go to http://www.proxyvote.com. Please have the information that is printed in the box marked by the arrow available and follow the instructions.

•
By Telephone.  To vote by telephone, registered stockholders should dial 1-800-690-6903 and follow the instructions. Please have your proxy card in hand when you call and follow the instructions.

•
By Mail.  By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•
In Person.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. For directions to the Annual Meeting, please visit the Investor Info section of the Corporation's website at http://www.dineequity.com.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 14, 2012.

Q:    What happens if I do not give specific voting instructions?

A:    If you do not give specific voting instructions, the following will apply:

Stockholders of Record.    If you are a stockholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters (such as Proposal Two—ratification of the appointment of the Corporation's independent auditor) but cannot vote on non-routine matters (such as Proposal One—the election of our Class III directors, Proposal Three—the approval of the adoption of the Corporation's Senior Executive Incentive Plan, or Proposal Four—the approval, on an advisory basis, of the compensation of our named executive officers). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the tabulator of votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Accordingly, we urge you to give your broker or bank instructions on voting your shares on all non-routine matters.

Q:    How will my stock be voted on other business brought up at the Annual Meeting?

A:    By signing and submitting your proxy card or voting your shares on the Internet or by telephone, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Corporation does not know of any other business to be considered at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

A:    Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by the Internet, telephone or mail or by voting by ballot at the Annual Meeting.

Q:    What vote is necessary to pass the items of business at the Annual Meeting?

A:    Assuming a quorum is present at the Annual Meeting, the three director candidates will be elected if they receive a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most "FOR" votes will be elected unless other candidates properly nominated for election receive a greater number of votes. No other candidates have been nominated. Only votes "FOR" or "WITHHELD" are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Abstentions and broker non-votes have no effect on the proposal relating to the election of directors.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is required to approve Proposal Two, Proposal Three and Proposal Four. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Q:    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:    Pursuant to rules adopted by the SEC, the Corporation has elected to provide access to its proxy materials via the Internet. Accordingly, the Corporation mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to its stockholders on April 5, 2012. The Notice contains instructions on how to access our proxy materials, including this proxy statement and our annual report to stockholders. The Notice also instructs you on how to vote over the Internet or by telephone. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail or electronically by email. The Corporation encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials on an ongoing basis, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

Q:    What are the costs of this proxy solicitation?

A:    We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to using the mail, our directors, officers, employees, and agents may solicit proxies by personal interview, telephone, or otherwise, although they will not be paid any additional compensation. We will request brokers and nominees who hold shares of our Common Stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to such beneficial owners.

Q:    Who will count the votes?

A:    Broadridge Financial Solutions, Inc. will tabulate all votes that are cast via the Internet, by telephone, and by mail. Broadridge Financial Solutions will also separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Board of Directors has appointed Thomas K. Mueller to serve as the inspector of elections for the Annual Meeting.

Additional Information

The DineEquity, Inc. website provides ongoing information about the Corporation's corporate governance policies and practices. In addition, the Investor Info section of the website includes links to the Corporation's filings with the SEC, news releases, and investor presentations by management. Please note that information contained on our website does not constitute part of this proxy statement.

IMPORTANT NOTE

You should rely only on the information contained in this proxy statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 5, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

CORPORATE GOVERNANCE

Current Board of Directors

There are currently 11 members of the Board of Directors who are divided into the following three classes:

Class I	Class II	Class III
Howard M. Berk	Julia A. Stewart	H. Frederick Christie
Daniel J. Brestle	Michael S. Gordon	Richard J. Dahl
Caroline W. Nahas	Larry A. Kay	Patrick W. Rose
Gilbert T. Ray		Stephen P. Joyce

Class III directors currently serve until the Annual Meeting, Class I directors serve until the annual meeting in 2013 and Class II directors serve until the annual meeting in 2014 (in each case, until their respective successors are duly elected and qualified). At the Annual Meeting, three Class III directors will be elected to serve a term of three years.

H. Frederick Christie, who has served on the Board of Directors since 1992, is retiring and will not stand for re-election. As a result, the size of the Board of Directors will be reduced from 11 to 10 directors effective immediately after the Annual Meeting.

The Structure of the Board of Directors and the Lead Director

The business and affairs of the Corporation are managed under the direction of the Board of Directors. Generally, it is management's responsibility to formalize, propose and implement strategic choices and the Board of Directors' role to approve strategic direction and evaluate strategic results, including both the performance of the Corporation and the performance of the Chief Executive Officer. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes the execution of the strategic responsibilities of the Board of Directors and management because the Chief Executive Officer is the director most familiar with the Corporation's business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Ms. Stewart has served as both the Chairman and Chief Executive Officer of the Corporation since May 2006. Because the Chairman is a member of management, the Board of Directors considers it useful and appropriate to designate a Lead Director to coordinate the activities of the independent directors. The presence of a Lead Director provides additional assurance as to the independence of the Board of Directors' oversight of management. Richard J. Dahl has served as the Lead Director since January 2010. Before Mr. Dahl, Larry A. Kay served as Lead Director beginning in May 2006. The Board of Directors has adopted specific responsibilities of the Lead Director, which include:

  •
  presiding over executive sessions of the independent directors;

  •
  coordinating and developing the agenda for executive sessions of the independent directors;

  •
  assuming the lead role on behalf of the independent directors to communicate to the Chairman any feedback from executive sessions;

  •
  serving as principal liaison between the independent directors and the Chairman on Board of Directors issues;

  •
  calling meetings of the independent directors;

  •
  coordinating with the Chairman the schedule of Board of Directors meetings and the agenda, time allocation and quality, quantity, appropriateness and timeliness of information provided for each Board of Directors meeting;

  •
  recommending, after consulting with the Chairman wherever appropriate, the retention of outside advisors and consultants who report directly to the Board of Directors on certain issues; and

  •
  serving as interim Chairman in the event of a vacancy in that position.

The Board of Directors believes that the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the responsibilities outlined above provides the appropriate balance between strategy development and independent oversight of senior management.

The Role of the Board of Directors in Risk Oversight

The Board of Directors and each of its committees have an active role in overseeing management of the Corporation's risks. The Board of Directors regularly reviews information regarding the Corporation's strategic, financial and operational risks and believes that evaluating how the executive team manages the various risks confronting the Corporation is one of its most important areas of oversight.

In carrying out this critical responsibility, the Board of Directors has established an Enterprise Risk Management Council consisting of key members of the risk management, quality assurance, legal, finance and internal audit disciplines. The Enterprise Risk Management Council assists the Board of Directors and the Chairman and Chief Executive Officer with regard to risks inherent to the business of the Corporation, the identification, assessment, management, and monitoring of those risks, and risk management decisions, practices, and activities of the Corporation. The Enterprise Risk Management Council is led by the Corporation's Executive Director, Risk Management, and reports regularly to the Audit and Finance Committee and the Board of Directors.

The Audit and Finance Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit and Finance Committee assists the Board of Directors in its oversight of the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the qualifications and independence of the Corporation's independent auditor, and the performance of the Corporation's independent auditor and the Corporation's internal audit function. The Audit and Finance Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and internal audit assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee and the Nominating and Corporate Governance Committee also consider risk within their respective areas of responsibility. The Compensation Committee oversees the management of risks relating to the Corporation's compensation policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with Board of Directors organization, membership and structure, corporate governance, the independence of members of the Board of Directors, and assessment of the members' performance and effectiveness. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The New York Stock Exchange ("NYSE") rules require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has had a majority of independent directors since it went public in 1991.

Under the NYSE rules, a director qualifies as "independent" upon the Board of Directors affirmatively determining that he or she has no material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Corporation). Based upon a review of the directors' backgrounds and business activities, the Board of Directors has determined that directors Howard M. Berk, Daniel J. Brestle, H. Frederick Christie, Richard J. Dahl, Michael S. Gordon, Larry A. Kay, Caroline W. Nahas, Stephen P. Joyce, Gilbert T. Ray, and Patrick W. Rose have no other material relationship with the Corporation and therefore that they qualify as independent. In making its determination, the Board of Directors considered Mr. Berk's position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 2,512,356 shares of the Corporation's Common Stock. The Board of Directors also considered Mr. Dahl's position as the chairman of the board of directors and the president and chief executive officer of the James Campbell Company and the fact that the Corporation leases space from a building owned by the James Campbell Company in Novato, California. For the year ended December 31, 2011, the Corporation paid rent to the James Campbell Company totaling approximately $194,372. The Corporation entered into the lease before Mr. Dahl joined the James Campbell Company. The Corporation does not believe that Mr. Dahl has a material direct or indirect interest in such lease.

The Corporation's Chief Executive Officer, Julia A. Stewart, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Board of Directors to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board of Directors to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Corporation is in compliance with these requirements.

The Audit and Finance Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com, and are also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

Codes of Conduct

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Corporation's integrity in the marketplace. Accordingly, the Board of Directors has adopted a Global Code of Conduct, which applies to all directors, officers and employees of the Corporation. The Global Code of Conduct sets forth the fundamental principles and key policies that govern the way the Corporation conducts business, including workplace conduct, conflicts of interest, gifts and entertainment, political and community involvement, protection of corporate assets, fair business practices, global relations and other laws and regulations applicable to the Corporation's business.

In addition to the Global Code of Conduct, the Board of Directors has adopted a Code of Conduct for Non-Employee Directors, which serves as guidance to the Corporation's non-employee directors on ethical issues including conflicts of interest, confidentiality, corporate opportunities, fair disclosure, protection and proper use of corporate assets, fair dealing, harassment and discrimination, and other laws and regulations applicable to the Corporation's business.

The Board of Directors has also adopted the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and make full disclosure of any material transaction or relationship that could create or appear to create a conflict of interest to the General Counsel, who will inform and seek a determination from the Chair of the Audit and Finance Committee of the Board of Directors. In addition, these individuals are expected to promote the corporate policy of making full, fair, accurate and understandable disclosure in all reports and documents filed with the SEC; report violations of the Code of Ethics to the General Counsel or the Chair of the Audit and Finance Committee; and request from the General Counsel any waivers of the Code of Ethics, which shall be publicly disclosed if required by applicable law.

The Corporation also maintains an ethics hotline to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Corporation's Global Code of Conduct.

Copies of the Global Code of Conduct, the Code of Conduct for Non-Employee Directors and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com. In addition, printed copies of the codes of conduct are available at no charge upon request from the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines which can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com. In addition, printed copies of the Corporation's corporate governance guidelines are available at no charge upon request from the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Director Attendance at Meetings

Directors are expected to attend the Corporation's Annual Meeting. In 2011, each director attended 75% or more of the total number of meetings held by the Board of Directors and all committees on which he or she served.

Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet at regularly scheduled executive sessions without management. The Corporation's non-management directors meet separately at each regular meeting of the Board of Directors and most committee meetings. The Lead Director, Richard J. Dahl, is not a member of management and presides during executive sessions of the Board of Directors.

Interested parties may express their concerns to the Corporation's non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, c/o Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203. Interested parties may also submit their communications electronically to directors@dineequity.com. The Secretary will forward all such communications to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

 Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to DineEquity, Inc. Board of Directors, c/o Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203. Stockholders may also submit their communications electronically to directors@dineequity.com. The Secretary will forward all such communications to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

Board of Directors Retirement Policy

In 2004, the Board of Directors resolved that effective with the 2005 annual meeting of stockholders, no person may stand for election to serve as a member of the Corporation's Board of Directors if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board of Directors, a person who has reached his or her 76th birthday may be permitted to stand for election and serve on the Board of Directors.

Certain Relationships and Related Transactions

The Corporation's Global Code of Conduct and the Code of Ethics for Chief Executive Officer and Senior Financial Officers provide that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Corporation's General Counsel, who will inform and seek a determination from the Audit and Finance Committee of the Board of Directors as to whether a conflict exists and the appropriate disposition of the matter. The Corporation's Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Corporation must promptly bring it to the attention of the Corporation's General Counsel or to the Chairman of the Audit and Finance Committee of the Board of Directors. Any waiver of any provision of the Global Code of Conduct or the Code of Ethics for Chief Executive Officer and Senior Financial Officers for any executive officer may be granted only by the Board of Directors. Any waiver of the Code of Conduct for Non-Employee Directors may be made only by the disinterested directors of the Board of Directors or the Audit and Finance Committee of the Board of Directors, and any such waiver shall be promptly disclosed to the Corporation's stockholders.

The Board of Directors and the Audit and Finance Committee review whether such waivers are in the best interests of the Corporation and its stockholders, taking into account all relevant factors. There were no waivers of the Global Code of Conduct for executive officers or of the Code of Conduct for Non-Employee Directors in 2011.

Neither the Global Code of Conduct nor the Code of Conduct for Non-Employee Directors addresses the conduct of director nominees who are not already Board of Directors members (or members of any such director nominee's immediate family) or beneficial owners of more than five percent of the Corporation's voting securities (or members of any such beneficial owner's immediate family). The charter of the Nominating and Corporate Governance Committee of the Board of Directors provides that it will consider conflicts of interest in evaluating director nominees. As a matter of practice, the Board of Directors or the Audit and Finance Committee of the Board of Directors would be called upon to review any transaction involving such security holders (or members of their immediate family) that would be required to be disclosed by the applicable rules of the SEC.

Board of Directors Committees and Their Functions

The Board of Directors has three standing committees, each of which operates under a written charter approved by the Board of Directors: Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. In accordance with the NYSE listing standards, each of these committees consists solely of independent directors. The charter for each of these committees can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com, and is also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

The chart below identifies directors who were members of each committee at the end of fiscal year 2011, the principal functions of each committee, the number of meetings held by each committee during fiscal year 2011, and the chair of each committee. The Board of Directors held 10 meetings during fiscal year 2011.

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2011

Audit and Finance Committee Richard J. Dahl, Chairman Howard M. Berk Michael S. Gordon Larry A. Kay	•	Responsible for the appointment, compensation, retention
and oversight of the work of any independent auditor
engaged for the purpose of preparing or issuing an audit
report or performing other audit, review or attest services
		for the Corporation.	12 Meetings
•	Reviews with management and the independent auditor the
Corporation's annual audited and quarterly financial
statements and other financial disclosures, the adequacy
and effectiveness of accounting and internal control policies and procedures and major issues regarding accounting
principles and financial statement presentations.
	•	Meets at each regular meeting with the Corporation's director of internal audit and the independent auditor in separate executive sessions.
	•	Reviews the performance and independence of the Corporation's independent auditor.
	•	Prepares a report required by the rules of the SEC to be included in the Corporation's proxy statement for its annual meeting of stockholders.
•	Reviews and provides guidance to the Board of Directors
and management about dividend policy; sales, issuance or
repurchases of Corporation Common Stock; policies and
guidelines on investment of cash; policies and guidelines on short and long-term financing; debt/equity ratios, fixed
charge ratios, working capital, other debt covenant ratios;
and other transactions or financial issues that management
desires to have reviewed by the Audit and Finance
Committee from time to time.
•	Oversees and evaluates the management of risks associated
with accounting, auditing, financial reporting and internal
controls over financial reporting, and reviews and discusses with the Board of Directors, at least annually and at the
request of the Board of Directors, issues relating to the
assessment and mitigation of major financial risk factors
affecting the Corporation.

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2011

Compensation Committee Patrick W. Rose, Chairman Daniel J. Brestle Caroline W. Nahas	•	Oversees the Corporation's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans.	8 Meetings
•	Reviews at least annually the goals and objectives of the
Corporation's executive compensation plans, and amends,
or recommends that the Board of Directors amend, these
goals and objectives if the Compensation Committee deems
it appropriate.
	•	Reviews the Corporation's succession plans for officer level executives.
•	Evaluates annually the performance of the CEO and other
executive officers in light of the goals and objectives of the
Corporation's executive compensation plans, and either as a
committee or, together with the other independent
directors, determines and approves the CEO's
compensation based on this evaluation.
	•	Evaluates annually the appropriate level of compensation for Board of Directors and committee service by non-employee members of the Board of Directors.
	•	Prepares a report on executive compensation to be included in the Corporation's proxy statement for its annual meeting of stockholders or its annual report on Form 10-K.
	•	Reviews and approves severance or termination arrangements to be made with executive officers.
•	Reviews and monitors risks related to compensation
policies and practices, and reviews with the Board of
Directors, at least annually, any issues regarding assessment and mitigation of risk factors affecting the Corporation
related to the Corporation's compensation policies and
practices.

Nominating and Corporate Governance Committee Caroline W. Nahas, Chairman	•	Identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Corporation and on committees of the Board of Directors.	8 Meetings
Howard M. Berk H. Frederick Christie Gilbert T. Ray	•	Reviews annually and advises the Board of Directors with
respect to the Board of Directors' composition, size,
frequency of meetings, and any other aspects of procedures
of the Board of Directors and its committees.
	•	Develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Corporation.
	•	Oversees the evaluation of the Board of Directors as a whole and evaluates and reports to the Board of Directors on performance and effectiveness of the Board of Directors.
•	Oversees and reviews policies with respect to assessment
and management of risks associated with the Board of
Directors' organization, membership and structure,
succession planning, corporate governance, independence,
and performance and effectiveness of the Board of
Directors.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include recommending to the Board of Directors criteria for membership on the Board of Directors as well as nominees for Board of Directors membership.

Board of Directors Nominations

Consistent with its charter, the Nominating and Corporate Governance Committee considers various criteria in evaluating Board of Directors candidates, including, among others, experience, interpersonal skills, expertise, diversity, personal and professional integrity, character, business judgment, business philosophy, ability to make independent analytical inquiries, understanding of the Corporation's business environment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other Board of Directors experience. The Nominating and Corporate Governance Committee endeavors to ensure that the directors will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria in evaluating prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE's criteria for director "independence," the NYSE's "financial management expertise" standard and the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board of Directors due to expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2012 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee determined to make a recommendation to the Board of Directors that Richard J. Dahl, Stephen P. Joyce and Patrick W. Rose be nominated for re-election to the Board of Directors. The Board of Directors accepted the Nominating and Corporate Governance Committee's recommendation and has nominated Richard J. Dahl, Stephen P. Joyce and Patrick W. Rose accordingly.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. Any stockholder who nominates a director candidate must provide written notice that is timely and in proper form.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidates for election to the Board of Directors at the Annual Meeting.

 DIRECTOR COMPENSATION

The Corporation does not pay directors who are also employees of the Corporation additional compensation for their service on the Board of Directors. Compensation for non-employee directors is comprised of a cash component and an equity component. Please see the Director Compensation Table for 2011 provided below for a summary of all compensation provided to non-employee directors in 2011. Cash compensation for non-employee directors is comprised of fees for Board of Directors membership and fees for serving as the Lead Director or serving as a member or the chair of a Board of Directors committee.

The non-employee directors currently are entitled to receive the following cash compensation:

  •
  $50,000 as an annual Board of Directors membership fee;

  •
  $25,000 as an annual fee for the Lead Director;

  •
  $10,000, $7,500 and $5,000, respectively, as an annual fee for the members of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee;

  •
  $15,000, $10,000 and $5,000, respectively, as an annual fee for the chairs of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee; and

  •
  An additional $1,500 per meeting beyond the eighth meeting for each director who serves on a committee which meets more than eight times per year.

Directors are eligible to defer up to 100% of their annual Board of Directors membership fees pursuant to the IHOP Corp., Inc. Nonqualified Deferred Compensation Plan (the "2008 Deferred Compensation Plan").

The Corporation also reimburses each of the directors for reasonable expenses incurred for attendance at Board of Directors and committee meetings and other corporate events.

Each year, non-employee directors also receive a grant of equity awards with a grant date fair value of approximately $100,000. In February 2011, equity awards valued at approximately $100,000 in the form of restricted stock units were granted to each non-employee director under the DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors (the "2005 Directors Plan"). These stock-settled restricted stock units will cliff vest in full on the third anniversary of the date of grant. All future non-employee director equity compensation awards will be granted pursuant to the DineEquity, Inc. 2011 Stock Incentive Plan (the "2011 Stock Incentive Plan"), which was approved at the Corporation's 2011 annual meeting of stockholders. Under the 2011 Stock Incentive Plan, non-employee directors may receive periodic grants of stock options, restricted stock, restricted stock units, stock appreciation rights, or performance share awards.

Non-employee directors are subject to stock ownership guidelines whereby each director is expected to hold at least 7,000 shares of Common Stock or five times the annual Board of Directors membership fee. Directors are expected to meet the ownership guidelines within five years of joining the Board of Directors. Upon review by the Compensation Committee in 2011, all directors met or exceeded the ownership guidelines.

 Director Compensation Table for 2011

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Howard M. Berk	71,000	100,033	171,033
Daniel J. Brestle	57,500	100,033	157,533
H. Frederick Christie	57,917	100,033	157,950
Richard J. Dahl	106,000	100,033	206,033
Michael S. Gordon	66,000	100,033	166,033
Larry A. Kay	66,000	100,033	166,033
Caroline W. Nahas(3)	64,583	100,033	164,616
Gilbert T. Ray	55,000	100,033	155,033
Patrick W. Rose	67,500	100,033	167,533

(1)
These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
The following table sets forth the numbers of stock awards (including restricted stock and restricted stock units) and nonqualified option awards outstanding at December 31, 2011. See Note 18 to Consolidated Financial Statements in the Corporation's Annual Reports on Form 10-K regarding assumptions underlying valuation of equity awards.

Names/Type of Award	Stock Awards Outstanding at December 31, 2011 (#)	Option Awards Outstanding at December 31, 2011 (#)
Howard M. Berk	16,773	—
Daniel J. Brestle	10,773	—
H. Frederick Christie	16,773	2,500
Richard J. Dahl	16,773	12,500
Michael S. Gordon	16,773	12,500
Larry A. Kay	16,773	10,000
Caroline W. Nahas	16,773	2,000
Gilbert T. Ray	16,773	2,000
Patrick W. Rose	16,773	12,500
(3)
Caroline W. Nahas deferred $64,583 of her director compensation pursuant to the 2008 Deferred Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of more than 5% of the outstanding shares of any class of the Corporation's voting securities, which information is derived solely from certain SEC filings available as of March 15, 2012, as noted below. Applicable percentage of Common Stock ownership is based upon 18,319,003 shares of Common Stock outstanding as of March 15, 2012.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,104,500	(1)	16.95%
MSD Capital, L.P. MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022	2,512,356	(2)	13.71%
Delaware Management Business Trust 2005 Market Street Philadelphia, Pennsylvania 19103	2,267,655	(3)	12.38%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,162,717	(4)	6.35%

	Shares of Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
Chilton Investment Company, LLC 1290 East Main Street, 1st Floor Stamford, Connecticut 06902	34,900	(5)	100%

(1)
In a Schedule 13F dated February 14, 2012, Southeastern Asset Management, Inc. reported that, as of December 31, 2011, it possessed sole power to vote or to direct the vote with respect to 3,056,100 of these shares, no power to vote or direct the vote with respect to 48,400 of these shares, sole power to dispose or direct the disposition of 78,000 of these shares and shared power to dispose or direct the disposition of 2,978,100 of these shares.

(2)
In a Schedule 13F dated February 14, 2012, MSD Capital, L.P. reported, as of December 31, 2011, it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of all shares reported on that date.

(3)
In Amendment No. 1 to Schedule 13G dated February 10, 2012, Delaware Management Business Trust reported that, as of December 31, 2011, it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of all shares reported on that date.

(4)
In Amendment No. 2 to Schedule 13G dated February 13, 2012, BlackRock, Inc. reported that, as of December 31, 2011, it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of all shares reported on that date.

(5)
Chilton Investment Company, LLC and its affiliates own all of the outstanding Series B Convertible Preferred Stock of the Corporation.

The following table sets forth as of March 15, 2012 the beneficial ownership of the Corporation's Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, within 60 days of March 15, 2012, of each director, each nominee for election as director, each NEO, as such term is used in the Compensation Discussion and Analysis beginning on page 19, and all directors and executive officers of the Corporation, as a group. Applicable percentage of ownership is based upon 18,319,003 shares of Common Stock outstanding as of March 15, 2012.

	Amount and Nature of Beneficial Ownership
Name and Address(1)	Shares Beneficially Owned(2)		Unvested Restricted Shares(3)	Total Shares Beneficially Owned	Percent of Class
Howard M. Berk	10,000	(4)	—	10,000	*
Daniel J. Brestle	—		5,000	5,000	*
H. Frederick Christie	60,200	(5)	—	60,200	*
Richard J. Dahl	47,700	(6)	—	47,700	*
Michael S. Gordon	69,200	(7)	—	69,200	*
Stephen P. Joyce	—		—	—	*
Larry A. Kay	29,845	(8)	—	29,845	*
Caroline W. Nahas	25,200		—	25,200	*
Gilbert T. Ray	21,200		—	21,200	*
Patrick W. Rose	46,200		—	46,200	*
Julia A. Stewart	483,566	(9)	54,672	538,238	2.94%
Thomas W. Emrey	—		13,461	13,461	*
Michael J. Archer	120,243		13,951	134,194	*
Jean M. Birch	29,370		38,325	67,605	*
Bryan R. Adel	17,330		13,890	31,220	*
All directors and executive officers as a group (15 persons)	965,054		139,209	1,099,263	6.00%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The address for each of the directors and NEOs is:

DineEquity, Inc.
450 North Brand Boulevard, 7th Floor
Glendale, California 91203

(2)
Share amounts for each of the directors, each nominee for election as director, each NEO and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of March 15, 2012, as follows:

Name	Shares Subject to Options
Howard M. Berk	—
Daniel J. Brestle	—
H. Frederick Christie	2,500
Richard J. Dahl	12,500
Michael S. Gordon	12,500
Stephen P. Joyce	—
Larry A. Kay	10,000
Caroline W. Nahas	2,000
Gilbert T. Ray	2,000
Patrick W. Rose	12,500
Julia A. Stewart	393,501
Thomas W. Emrey	—
Michael J. Archer	84,774
Jean M. Birch	29,370
Bryan R. Adel	16,830
All directors and executive officers as a group (15 persons)	578,475

Directors also hold restricted stock units that are not included in the beneficial ownership table because vesting will not occur within 60 days of March 15, 2012. The amounts of restricted stock units held by directors are provided in the section entitled "Director Compensation."

(3)
Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under the Corporation's equity compensation plans hold the sole right to vote such shares.

(4)
The amount for Mr. Berk does not include 2,512,356 shares of the Corporation's Common Stock owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares owned by MSD SBI, L.P. and MSD Capital, L.P., except to the extent of his pecuniary interest therein.

(5)
The amount for Mr. Christie includes 7,700 shares of Common Stock held by the Christie Family Trust.

(6)
The amount for Mr. Dahl includes 35,200 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated January 20, 1995, of which Mr. Dahl serves as Trustee.

(7)
The amount for Mr. Gordon includes 56,700 shares of Common Stock held by the Mikel Gordon Trust DTD 1/29/1988 for which Mr. Gordon serves as Trustee.

(8)
The amount for Mr. Kay includes 12,644 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(9)
The amount for Ms. Stewart includes 89,502 shares of Common Stock held by the Julia Stewart Family Trust, of which Ms. Stewart is sole Trustee and sole beneficiary, and 563 shares of Common Stock held in the DineEquity, Inc. 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Corporation's directors, executive officers and persons who own more than ten percent of the Corporation's equity securities file reports of ownership and changes in ownership with the SEC. Based on its review of such reports and other information furnished by the directors and executive officers, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis in 2011.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

Each member of our Compensation Committee is independent, as determined by our Board of Directors and based on the New York Stock Exchange listing standards. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement.

THIS REPORT IS SUBMITTED BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Patrick W. Rose (Chairman)
Daniel J. Brestle
Caroline W. Nahas

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers (the "NEOs"), and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis is a series of tables under the heading "Compensation Tables" containing specific data about the compensation earned in 2011 by the following NEOs:

  •
  Chairman and Chief Executive Officer ("CEO"), Ms. Julia A. Stewart;

  •
  Chief Financial Officer ("CFO"), Mr. Thomas W. Emrey;

  •
  President of the Applebee's Business Unit, Mr. Michael J. Archer;

  •
  President of the IHOP Business Unit, Ms. Jean M. Birch;

  •
  Senior Vice President, Legal, General Counsel and Secretary, Mr. Bryan R. Adel; and

  •
  Former CFO, Mr. John F. Tierney.

Effective September 12, 2011, Mr. Emrey was appointed CFO of the Corporation and replaced Mr. Tierney.

Executive Summary

2011 Fiscal Year Performance Highlights† and Link to Pay Decisions

During 2011, the Corporation and its Applebee's and IHOP business units delivered strong results against our business strategy highlighted by the following:

  •
  Generating EBITDA results for DineEquity, Applebee's and IHOP at 98.5%, 98% and 99.9% of our operating plan targets, respectively. (See "Non-GAAP Financial Measures" below.)

  •
  Delivering net income available to common stockholders of $70.7 million versus a net loss of $30.0 million in 2010.

  •
  Decreasing general and administrative expenses by 2.8%.

  •
  Increasing Applebee's domestic same-restaurant sales by 2.0% during 2011, the second consecutive year of same-restaurant sales growth since the Corporation's acquisition of Applebee's in November 2007.

  •
  Reducing our long-term debt by $308.6 million.

  •
  Refranchising of 132 Applebee's company-operated restaurants, increasing the percentage of franchise restaurants in the Applebee's system to 91%.

We believe our 2011 pay results were commensurate with 2011 performance, reflecting our pay-for-performance philosophy.

  •
  Base salary increases for the NEOs ranged from 0% to 5.5% based on individual performance and external market competitiveness. Average base salary increases for our executives were aligned with overall business performance and the increases for all employees of the Corporation.

†
For complete information regarding our 2011 performance, stockholders should read "Management's Discussion and Analysis of Results of Operation and Financial Condition" and the audited consolidated financial statements and accompanying notes thereto contained in our 2011 Annual Report on Form 10-K filed with the SEC on March 1, 2012, which is being made available to stockholders with this proxy statement.

  •
  Annual cash bonuses for our NEOs ranged from 89.5% to 100% of each individual's target. The bonus for our CEO is earned based on the EBITDA performance for DineEquity. The remaining NEO bonuses are based (i) 70% on EBITDA performance of DineEquity for the CFO and Mr. Adel (or 70% on EBITDA performance of DineEquity and the applicable Applebee's or IHOP business unit for Mr. Archer and Ms. Birch), and (ii) 30% on the achievement of Individual Business Objectives ("IBOs"). Each of the NEOs received 100% of his or her target payout for EBITDA performance whereas payouts relative to IBOs ranged from 65% to 100% of target.

  •
  Long-term incentive ("LTI") awards granted in 2011 were in the form of stock options, restricted stock, and a performance based cash plan ("cash LTIP"). Each of the components is vested or earned over a three-year period and provides ongoing alignment with our stockholders based on the Corporation's future stock price performance. Stock options, which represent approximately 50% of the value of the LTI award (based on grant date fair value of the stock options), provide value to the executive only if our stock price increases above the grant date price. The value of restricted stock, approximately 25% of the LTI award, increases or decreases with the change in our stock price and the cash LTIP provides payment based on our total stockholder return ("TSR") performance relative to the Value Line Restaurant Index over a three-year period.

Non-GAAP Financial Measures

This proxy statement includes references to the Corporation's non-GAAP financial measure, "EBITDA." "EBITDA" for any given period is defined as income before income taxes less interest expense, loss on retirement of debt and Series A preferred stock, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by our credit agreement.

Additional information regarding compensation for the NEOs during 2011 can be found in the Summary Compensation Table on page 32.

Governance and Evolving Compensation Practices

The Compensation Committee of the Board of Directors (the "Compensation Committee"), along with the CEO and the Senior Vice President, Human Resources, continually assesses our compensation programs and policies to ensure they remain aligned with our philosophy of establishing a pay-for-performance culture, creating stockholder value, balancing risk and reward, and executing strong governance practices. During 2011 and early 2012, the following actions were taken to continue alignment with these principles:

  •
  Stock ownership guidelines were materially increased (effective October 31, 2011) for all NEOs as follows: the CEO ownership target was increased from four times base salary to six times base salary; the ownership targets for our CFO and the President of the Applebee's and IHOP business units increased from two times base salary to four times base salary; and the ownership targets for the remaining NEOs remained unchanged at two times base salary.

  •
  The Compensation Committee reviewed tally sheets for each of the NEOs.

  •
  The Compensation Committee continued to review CEO pay-for-performance alignment by evaluating the CEO's compensation relative to our TSR performance over the last five years.

  •
  The Compensation Committee's consultant reviewed our compensation programs and reaffirmed the Compensation Committee's determination that they are not reasonably likely to have a material adverse effect on the Corporation.

  •
  The Annual Incentive Plan for 2012 was modified to include same restaurant sales. Further, the performance payout scale was refined such that no payout occurs unless we achieve 90% of our EBITDA target whereas the plan previously provided for payments to be made if we achieved 85% of our EBITDA target.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee has a philosophy regarding compensation that is based on several objectives, including:

  •
  Linking the interests of the NEOs with those of the Corporation's stockholders;

  •
  Instilling an ownership culture throughout the Corporation and the executive officer group;

  •
  Facilitating the attraction, motivation and retention of highly talented, entrepreneurial and creative executive leaders;

  •
  Paying for performance; and

  •
  Rewarding executives for achievement of both annual and longer-term financial and key operating goals of the Corporation.

The Compensation Committee has structured the Corporation's executive compensation programs to meet these objectives.

Elements of the Compensation Program

The Corporation's executive compensation program consists of the following components:

  •
  Base Salary. Base salaries are designed to attract and retain talented executives and to provide a competitive and stable component of income.

  •
  Annual Cash Bonus under our Annual Incentive Plan. Annual cash bonuses provide competitive short-term incentive opportunity for achieving financial, operational and strategic objectives. The Compensation Committee approves the objectives annually.

  •
  Long-Term Incentives. Long-term incentives align the interests of our executives with those of our stockholders. In 2011, long-term incentives continue to be provided in the form of stock options, restricted stock, and the cash LTIP. Each form is vested or earned over a three-year period.

  •
  Benefits and Other Compensation. Benefits and other compensation programs are provided to protect executive health and safety and provide flexibility and efficiencies that facilitate executive productivity. Overall they make up a modest portion of NEO total compensation.

See the section entitled "Compensation Decisions Made in 2011" for additional information regarding the elements of compensation for our NEOs.

The Compensation Committee's compensation strategy calls for the establishment of total direct compensation opportunity for each NEO which the Compensation Committee defines to consist of base salary, bonus and long-term incentives. Total direct compensation opportunity for each NEO is generally set to fall within the third quartile (i.e., between the 50th and 75th percentiles) of the relevant benchmark data. Rather than striving for a single market reference point, the Compensation Committee believes that a broader, third quartile positioning provides appropriate flexibility in providing tailored award opportunities based on a variety of factors such as performance, experience level, internal equity and external competitiveness.

While we do not set explicit requirements, a significant portion of executive pay has been structured to be contingent on satisfying internal performance goals and increasing stockholder value. Accordingly, executives will not realize the incentive portion of their total pay opportunity unless these objectives are satisfied. For the CEO, 83% of total direct compensation opportunity is linked to performance and/or increasing stockholder value. For the other NEOs, an average of 70% of total direct compensation opportunity is linked to performance and/or increasing stockholder value.

The following charts illustrate the 2011 pay mix for the CEO and for all other NEOs:

CEO Pay Mix	NEO Average Pay Mix

The Role of the Compensation Committee

Under its charter, the Compensation Committee has the sole authority to determine and approve compensation for our NEOs and for certain other executive officers. In addition, the Compensation Committee, which is comprised solely of independent directors and provides reports to the Board of Directors, reviews and approves compensation and benefit programs including grants made pursuant to the Corporation's equity compensation plans, oversees our executive compensation philosophy and strategy, ensures that proper due diligence, deliberations, and reviews of executive compensation are conducted and oversees risks related to the Corporation's compensation practices. The Compensation Committee is also responsible for reviewing the compensation for the members of our Board of Directors and submits any recommended changes for approval to the Board of Directors.

The Compensation Committee reviews the Corporation's executive compensation plans at least annually. Decisions about annual salary increases, the approval of bonuses, the design and objectives of each year's bonus plan, and the granting of long-term incentive awards are typically made in the first quarter after a series of meetings among the Compensation Committee, its compensation consultant, the CEO, and the Senior Vice President, Human Resources.

The general practice of the Compensation Committee has been to evaluate annually the performance of the CEO and the other executive officers and approve compensation based on this evaluation. As it relates to the assessment of the CEO's performance, the Lead Director and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee spend time with the CEO to discuss annual performance goals and the CEO annual performance review.

In addition, the Compensation Committee annually determines the compensation of the other executive officers based on evaluations of their respective performance.

Generally, the CEO and the Senior Vice President, Human Resources provide input to the Compensation Committee in connection with its compensation deliberations:

  •
  The CEO provides qualitative assessments of each NEO's past performance (other than herself), against specific objectives and overall contribution, potential future contributions, and retention risk.

  •
  Based on the assessment described above, as well as the market data provided by the Compensation Committee's consultant, the CEO and the Senior Vice President, Human Resources make recommendations to the Compensation Committee regarding executive compensation for each of the NEOs (other than the CEO) relative to the respective market data for each NEO.

  •
  In instances where new executives are hired, the CEO and the Senior Vice President, Human Resources discuss the executive's compensation provided at his or her current or former employer, actual versus desired skill set and qualifications, and make recommendations for new executive pay packages to the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist in carrying out its responsibilities. Accordingly, the Compensation Committee directly engaged Exequity LLP ("Exequity") as its independent compensation consultant to provide it with objective and expert analyses, advice, and information with respect to executive compensation. In performing its services, Exequity interacted collaboratively with the Compensation Committee, and with senior management at the direction of the Compensation Committee. In 2011, Exequity performed the following services:

  •
  Provided compensation benchmarking data (as described below);

  •
  Provided analysis and advice regarding annual bonus plan design;

  •
  Provided analysis and advice regarding long-term incentive plan design;

  •
  Provided analysis and advice regarding director compensation; and

  •
  Responded to other requests including a risk assessment, peer group analysis, governance and regulatory environment update, and an analysis on stock ownership guidelines.

Exequity did not provide any additional services to the Corporation during the 2011 beyond those provided in the capacity of independent compensation consultant to the Compensation Committee. Exequity did not make any recommendations as to any amount to be paid to any NEO.

Compensation Policies and Practices As They Relate to the Corporation's Risk Management

The Corporation believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that the Corporation has appropriate safeguards in place with respect to compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives and employees. These safeguards include: referencing pay opportunities in comparison to external market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term stockholder value creation; issuing long-term incentive awards that vest over multi-year time horizons; capping cash incentive plan payments and maintaining stock ownership guidelines for our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels.

In that regard, the Compensation Committee's independent compensation consultant, Exequity, conducted a risk assessment in 2011 of the Corporation's compensation policies and practices as they apply to all employees, including the executive officers. Exequity reviewed the design features and performance metrics of our cash and stock-based incentive programs along with the approval mechanisms associated with each and determined our policies and practices were unlikely to create risks that are reasonably likely to have a material adverse effect on the Corporation.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking which include, but are not limited to, the following:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives including stock options, restricted stock, and the cash LTIP, which typically vest or are earned over three years.

  •
  The Compensation Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our executive officers, including each of the NEOs.

  •
  The Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

  •
  Our annual cash bonus and three-year cash LTIP both have capped payment opportunity and reward for achievement of different performance metrics.

  •
  Our NEOs are subject to significant stock ownership guidelines and an insider trading policy.

Compensation Benchmarking and Peer Group

The Corporation uses an industry peer group and surveys for different benchmarking comparisons, including base salary, target annual bonuses, and competitive long-term incentive grants. The Compensation Committee, with input from its independent compensation consultant and management, reviewed a peer group (the "NEO Peer Group") for the purposes of evaluating executive compensation and added several companies to ensure an appropriate and robust sample size as several competitors have gone private or reorganized. The NEO Peer Group consists of companies in our industry that are similar to the Corporation in terms of size (i.e., revenue and market capitalization) and that compete with the Corporation for executive talent. The NEO Peer Group consists of the following companies, with the 2011 additions shown in bolded text:

• BJ's Restaurants, Inc.	• Darden Restaurants, Inc.	• Papa Johns International, Inc.
• Bob Evans Farms, Inc.	• Denny's Corporation	• Red Robin Gourmet Burgers, Inc.
• Brinker International, Inc.	• Domino's Pizza, Inc.	• Ruby Tuesday, Inc.
• Buffalo Wild Wings, Inc	• Jack in the Box Inc.	• Sonic Corp.
• The Cheesecake Factory Incorporated	• P.F. Chang's China Bistro Inc.	• Texas Roadhouse, Inc.
• Cracker Barrel Old Country Store, Inc.	• Panera Bread Company	• Wendy's International, Inc.

This peer group of companies constitutes the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs.

As a secondary data source considered when reviewing total pay levels of the NEOs, , the Compensation Committee also considered broader compensation data from the 2011 US Mercer Benchmark Database, which provides general industry pay data on executive positions based on input from over 2,400 companies.

The Role of the Stockholder Say-on-Pay Votes

The Corporation provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Corporation's annual meeting of stockholders held in May 2011, 81.92% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders' support of the Corporation's approach to executive compensation, and did not change its approach in 2011 in response to the say-on-pay vote results. The Compensation Committee will continue to consider the outcome of the Corporation's say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Decisions Made in 2011

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, the Mercer Benchmark Database, input from the independent compensation consultant and, in the case of the NEOs other than Ms. Stewart, CEO recommendations and assessments of the performance of the individual NEOs. The Compensation Committee uses the data from these published market surveys and databases to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our NEOs.

Effective March 1, 2011, the Compensation Committee set annual base salaries as follows:

Name	Former Base Salary	New Base Salary	Increase Percentage
Julia A. Stewart	$910,000	$960,050	5.5%
Michael J. Archer	$566,500	$566,500	0%
Jean M. Birch	$447,688	$470,072	5%
Bryan R. Adel	$360,000	$378,000	5%
John F. Tierney	$461,000	$470,220	2%

Effective September 12, 2011, the Compensation Committee approved Mr. Emrey's annual base salary of $455,000 in connection with his appointment as CFO.

Performance- and Stock-Based Compensation

Annual Cash Bonuses

In February of 2011, the Compensation Committee approved the 2011 Annual Incentive Plan to reward executive officers whose performance meets or exceeds the Corporation's expectations, to provide incentives for future excellent performance that will contribute to the Corporation's success and profitability, and to serve as a means by which eligible participants may share in the Corporation's financial success. The Annual Incentive Plan operates under the Corporation's stockholder approved 162(m) plan for NEOs which for years prior to 2012 funded a bonus pool based on 30% of cash flow from operations, and which limited individual payouts to no more than 7% of that pool.

Pursuant to the Annual Incentive Plan, the bonus amount for each of the NEOs is targeted as a percentage of salary based on the participant's level in the management structure. The 2011 threshold, target, and maximum percentages for each of the NEOs are as follows:

Name	Threshold as Percentage of Base Salary	Target as Percentage of Base Salary	Maximum as Percentage of Base Salary
Julia A. Stewart	55.0%	110%	220%
Thomas W. Emrey	37.5%	75%	150%
Michael J. Archer	37.5%	75%	150%
Jean M. Birch	37.5%	75%	150%
Bryan R. Adel	30.0%	60%	120%
John F. Tierney	37.5%	75%	150%

The table above reflects Mr. Emrey's annualized target. His actual target was prorated based on the amount of time he was employed during 2011. Mr. Tierney forfeited his 2011 bonus participation upon the effective date of his separation from the Corporation. Decisions regarding the target bonus percentages were made in consultation with the independent compensation consultant and after consideration of the peer group data and surveys mentioned above and the desired total compensation pay mix. These target bonuses are generally consistent with bonus opportunities found at the peer companies for similarly situated executives.

The Annual Incentive Plan provides that the bonus amount for 2011 for each executive other than Ms. Stewart would be based 70% on EBITDA performance and 30% on IBOs. Each executive's IBOs are intended to be challenging, measurable objectives that are designed to significantly impact the Corporation's performance and are mutually agreed upon by the executive and the CEO. Ms. Stewart's bonus amount was based entirely on DineEquity, Inc. EBITDA. The Compensation Committee made no adjustment to Ms. Stewart's bonus amount for 2011.

EBITDA performance was measured at both the DineEquity, Inc. and business unit levels depending on the role of the NEO:

  •
  DineEquity, Inc. Executives—100% measured on DineEquity, Inc. EBITDA

  •
  Applebee's Executives—70% measured on Applebee's business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

  •
  IHOP Executives—70% measured on IHOP business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

The table below illustrates the EBITDA goals and actual achievements for DineEquity, Inc., the Applebee's business unit and the IHOP business unit:

	DineEquity, Inc.	Applebee's Business Unit	IHOP Business Unit
2011 EBITDA Goal	$322,600,000	$188,500,000	$157,600,000
Actual 2011 EBITDA	$317600,000	$184,800,000	$157,500,000
Percentage of Goal Achieved	98.5%	98.0%	99.9%

For 2011, the Annual Incentive Plan was structured not to pay any bonus amounts for performance below 85% of budgeted EBITDA. At 85% of budgeted EBITDA, 50% of target bonus would be earned. Between levels of 98% and 102% of budgeted EBITDA, 100% of target bonus would be earned. For each percentage point at or above 102% budgeted EBITDA performance, an additional 10% of target bonus would be earned. Bonus plan payouts are capped at 200% of an executive's bonus target.

The final bonus amount under the Annual Incentive Plan is determined by combining the results of the categories that each NEO was measured against. As explained above, all executives were measured against DineEquity, Inc. performance, and some were measured against a combination of DineEquity, Inc. performance and business unit performance. All NEOs, with the exception of the CEO, were also measured against IBOs, which constituted 30% of each executive's bonus. The IBOs measured the following items:

  •
  Mr. Emrey's IBOs included goals related to achieving efficiencies in the financial processes of DineEquity, Inc. and establishing the 2012 operating plan.

  •
  Mr. Archer's IBOs included goals related to increasing Applebee's same restaurant sales and traffic, creating and implementing an international expansion strategy, and establishing a development strategy for new U.S. restaurants.

  •
  Ms. Birch's IBOs included goals related to analyzing consumer insights, implementing strategies to increase IHOP same restaurant sales and traffic, successfully launching IHOP retail branded products, and leadership development.

  •
  Mr. Adel's IBOs included goals related to implementing and automating a contract and franchise development process, developing and implementing legal compliance processes and procedures, and overseeing the strategy for obtaining stockholder approval of the Corporation's 2011 Stock Incentive Plan.

At the end of 2011, Ms. Stewart assessed the performance of each of the NEOs against their respective IBOs and assigned a percentage level of performance (the "IBO Performance") as set forth in the table below.

Name	IBO Performance Level
Thomas W. Emrey	100%
Michael J. Archer	66%
Jean M. Birch	65%
Bryan R. Adel	100%

The amounts in the table below represent the bonuses paid to each of the NEOs pursuant to the Annual Incentive Plan for 2011.

Name	Bonus Target Percentage	Company Performance Weighting	Business Unit Performance Weighting	IBO Performance Weighting	Percentage of Total Bonus Target Achieved	Bonus Paid
Julia A. Stewart	110%	100%	0%	0%	100%	$1,056,055
Thomas W. Emrey(1)	75%	70%	0%	30%	100%	$103,777
Michael J. Archer	75%	21%	49%	30%	89.9%	$381,538
Jean M. Birch	75%	21%	49%	30%	89.5%	$315,536
Bryan R. Adel	60%	70%	0%	30%	100%	$226,800
John F. Tierney(2)	—	—	—	—	—	—

(1)
The bonus paid to Mr. Emrey in 2011 was prorated based on his September 12, 2011 date of hire.

(2)
In connection with his separation from the Corporation, Mr. Tierney forfeited his annual incentive plan award.

The amounts awarded to the NEOs under the Annual Incentive Plan are reflected in the column entitled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table on page 32.

Annual Long-Term Incentive Awards

In 2011, the Compensation Committee granted each of the NEOs a blend of non-qualified stock options, restricted stock, and a cash LTIP. The non-qualified stock options vest in equal installments over a three-year period, the restricted stock cliff vests after three years, and the cash LTIP is based on cumulative TSR against the Value Line Restaurant Index over a three-year period. Stock options have value to the executive only if the Corporation's stock price increases over the price on the date of grant. The value of restricted stock increases or decreases with the change in the Corporation's stock price and the cash LTIP provides payment between zero and 200% of the target award depending on performance as depicted in the table below:

	Relative TSR Ranking at End of Performance Period	Payout as a Percentage of Target Cash LTIP
No Payout	< 33rd Percentile	0%
Threshold	33rd Percentile	50%
Target	50th Percentile	100%
Maximum	≥ 80th Percentile	200%

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock performance and aligns the programs with the interests of stockholders. Approximately 50% of the grant date fair value of the long-term incentive award is targeted to be delivered through stock options with 25% of the value target to be delivered through restricted stock and 25% delivered through the cash LTIP. The Compensation Committee considered a range of factors in setting the number of shares covered by each stock option to be awarded to the NEOs, including assessments of each of their individual performance, the potential contribution that each NEO could be expected to make in the future, each NEO's targeted total direct compensation, long-term incentive awards previously given to certain of the NEOs, the size of awards provided to other individuals holding similar positions in the market data considered, the number of shares which remained available for issuance under the plan and overall accounting expense associated with the awards.

The table below summarizes the grant date fair value of the annual long-term incentive awards made in February 2011:

Name	Stock Options	Restricted Stock	Cash LTIP at Target	Total Long-Term Incentive Opportunity
Julia A. Stewart	$2,182,358	$833,323	$625,000	$3,640,681
Thomas W. Emrey	—	—	—	—
Michael J. Archer	$491,044	$175,005	$150,000	$816,049
Jean M. Birch	$491,044	$175,005	$150,000	$816,049
Bryan R. Adel	$392,835	$150,005	$87,500	$630,340
John F. Tierney	$392,835	$150,005	$150,000	$692,840

In accordance with his employment agreement, upon separation Mr. Tierney forfeited all of the long-term incentive awards granted in 2011 with the exception of one-third of the options granted which were scheduled to vest within 12 months of his separation. Mr. Emrey did not receive an annual long-term incentive award, but received a sign-on grant of certain long-term incentive awards upon his hire on September 12, 2011. The value of Mr. Emrey's award was determined in consideration of the total direct compensation package for his role with the Corporation along with consideration for awards Mr. Emrey would forfeit by leaving his previous employer. Additional detail regarding long-term incentive awards granted in 2011 can be found in the Grants of Plan-Based Awards in 2011 table on page 34.

2010 – 2012 Cash LTIP Payout

In 2010, the Compensation Committee added a cash LTIP to its portfolio of long-term incentive awards provided to executive officers as previously described. The 2010 – 2012 performance cycle opportunity was split into two measurement periods based on performance from the beginning of 2010 through the end of 2011 and for performance from the beginning of 2010 through the end of 2012. Similarly, payment opportunity for each executive was split with maximum payment under the first period limited to fifty percent of target opportunity. For the two-year period from the beginning of 2010 through the end of 2011, DineEquity TSR ranked in the 71.7th percentile of companies in the Value Line Restaurant Index. As a result, payout for the first measurement period was equal to 50% of target. The remaining, if any, payment opportunity will be made based on performance through the entire three year cycle. Payments from the cash LTIP are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table and the table below.

Name	2010 – 2012 Target Award	2010 – 2011 Payout (50% of Target)
Julia A. Stewart	$625,000	$312,500
Thomas W. Emrey	$65,283	$32,641
Michael J. Archer	$150,000	$75,000
Jean M. Birch	$150,000	$75,000
Bryan R. Adel	$69,617	$34,808
John F. Tierney	$150,000	—

Target awards for Mr. Emrey and Mr. Adel were prorated based on the time employed during the performance period. Mr. Tierney forfeited his awards upon separation from the Corporation. Cash LTIP grants beginning in 2011 only contain one measurement period over the entire three-year performance period.

Total Direct Compensation

Total direct compensation as reviewed and approved by the Compensation Committee for each of the NEOs is listed in the following table. Total direct compensation differs from the total in the Summary Compensation Table in that it does not include values listed in the "All Other Compensation" column. In addition, total direct compensation includes the target opportunity value of the cash LTIP grant at the time it is awarded whereas the Summary Compensation Table includes the actual value, if any, paid under the cash LTIP after the completion of the performance period. Mr. Emrey and Mr. Tierney are not included in the table below as their compensation reflects only a partial year of employment.

Name	Base Salary	Bonus Paid	Total Long-Term Incentive Opportunity	Total Direct Compensation
Julia A. Stewart	$960,050	$1,056.055	$3,640,681	$5,656,786
Michael J. Archer	$566,500	$381,538	$816,049	$1,764,087
Jean M. Birch	$470,072	$315,536	$816,049	$1,601,657
Bryan R. Adel	$378,000	$226,800	$630,340	$1,235,140

Stock Ownership Guidelines

On October 31, 2011, the Compensation Committee amended the stock ownership guidelines for the Corporation's executive officers. The stock ownership guidelines are intended to further the Compensation Committee's objectives of aligning the financial interests of its executives with those of the Corporation's stockholders. The amended guidelines call for (i) Ms. Stewart to accumulate a minimum number of shares equal in value to six times her base salary; (ii) Messrs. Emrey and Archer and Ms. Birch to accumulate a minimum number of shares equal in value to four times their respective base salaries; and (iii) Mr. Adel to accumulate a minimum number of shares equal in value to two times his base salary.

For purposes of the guidelines, stock ownership includes Common Stock owned directly, in-the-money value of exercisable stock options, restricted stock awards, stock-settled restricted stock units and vested shares of Common Stock held in the Corporation's 401(k) Plan. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Corporation's executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO's progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executives who fail to make reasonable progress towards meeting the stock ownership goals within five years from becoming subject to the guidelines. The Compensation Committee has determined that each of the NEOs still employed with the Corporation has met his or her objective or is making satisfactory progress towards accumulating the recommended number of shares. The Compensation Committee also acknowledged that CEO, Ms. Stewart, had already exceeded the increased ownership guideline of six times her base salary as of October 31, 2011, the effective date of the amended increased ownership guidelines.

Employment Agreements and Change in Control Provisions

Employment Agreements

The Corporation enters into employment agreements with certain executives when it determines that an employment agreement is desirable for the Corporation to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Corporation with respect to other similarly situated employees.

Each of Ms. Stewart, Messrs. Emrey and Archer, and Ms. Birch is party to an employment agreement with the Corporation. Mr. Adel is a party to an employment offer letter with the Corporation, dated as of August 2, 2010. The employment agreements call for initial employment terms of three years and provide for automatic successive one-year extensions unless the Corporation or the executive gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. The Corporation may terminate any of the agreements, at any time, with or without cause upon written notice to the executive. The employment agreements provide for base salaries, target bonus opportunities of 75% (110% for Ms. Stewart) of base salary and certain other perquisites and benefit programs available to other employees. Under certain termination scenarios, the agreements may provide for severance payments, benefits continuation and vesting of outstanding equity-based awards. The employment agreements do not contain multi-year bonus guarantees or tax gross-ups. The employment agreements also contain confidentiality, trade secrets, discoveries and non-solicitation provisions. See "Potential Payments Upon Termination or Change in Control" on page 37 for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements.

Amended and Restated Executive Severance and Change in Control Policy

Mr. Adel also participates in the Corporation's Amended and Restated Executive Severance and Change in Control Policy. This policy is intended to increase the retention of the senior leadership team and to provide severance benefits under specified circumstances to certain individuals who are in a position to contribute materially to the success of the Corporation. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the termination of an executive officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Corporation. Under certain termination scenarios, the policy may provide for severance payments, benefits continuation and vesting of certain outstanding equity-based awards. The policy does not provide for tax gross-ups. See "Potential Payments Upon Termination or Change in Control" on page 37 for additional information about severance arrangements, including projected severance payment amounts, pursuant to the Amended and Restated Executive Severance and Change in Control Policy.

 Nonqualified Deferred Compensation Plan

Pursuant to the 2008 Deferred Compensation Plan, NEOs are eligible to defer their base salaries, bonuses, and long-term incentive plan distributions. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The 2008 Deferred Compensation Plan provides a range of mutual funds as investment opportunities, and is designed to comply with section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). See "Nonqualified Deferred Compensation" on page 36 for additional information regarding aggregate contributions made by each of the NEOs participating in the 2008 Deferred Compensation Plan during 2011, aggregate interest or other earnings accrued during 2011, the aggregate dollar amount of withdrawals and the 2011 fiscal year end.

Perquisites

The Corporation provides NEOs with modest perquisites as part of a competitive total compensation package. The Compensation Committee periodically reviews the perquisites provided to the NEOs and approves those personal benefits or perquisites that it deems to be in the Corporation's best interests in order to induce executives to maintain employment with us. The Corporation does not provide tax gross-ups on any perquisites provided to executives other than certain customary expenses related to relocation.

Annual Physicals.    Each NEO is entitled and expected to have an annual physical provided at the Corporation's cost.

Automobile Allowances.    The Corporation pays each of the NEOs an automobile allowance and other automobile-related expense reimbursements.

Airline Clubs.    The Corporation will reimburse the CEO for the cost of up to three airline club memberships and each of the other NEOs for the cost of one airline club membership for their use when traveling.

Supplemental Life Insurance.    The Corporation pays the premiums for supplemental life insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. Ms. Stewart's policy provides for $1 million in supplemental life insurance and the policies for the other NEOs provide for $500,000 in supplemental life insurance.

Supplemental Disability Insurance.    The Corporation pays the premiums for supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The policy for each NEO generally provides for a benefit equal to 60% of pre-disability earnings.

Tax Preparation Reimbursement.    The Corporation may provide tax preparation reimbursement for certain NEOs who are required to file tax returns in multiple states. The benefit is taxable to the NEO and is intended to encourage the NEO to engage knowledgeable experts to assist with tax preparation.

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, certain income tax deductions may be limited to the extent total compensation for certain executives exceeds $1 million in any one year, except for compensation payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be approved by the stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. Certain of the Corporation's compensation programs have been designed to conform with Section 162(m) of the Code and related regulations. It is the intent of the Corporation and the Compensation Committee to qualify the Corporation's executives' compensation for deductibility under applicable tax laws, when appropriate, while recognizing that there may be situations in which compensation for certain executives in excess of the 162(m) limit may be warranted.

COMPENSATION TABLES

Summary Compensation Table

The following Summary Compensation Table and accompanying notes set forth information concerning compensation earned in the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011, by the Corporation's NEOs.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(#)(3)	All Other Compensation ($)		Total ($)
Julia A. Stewart	2011	951,708	—		833,323	2,182,358	1,368,555	56,458	(7)	5,392,402
Chairman and Chief Executive	2010	904,167	—		750,006	1,950,609	1,001,000	42,109		4,647,891
Officer	2009	875,000	—		0	496,680	1,163,474	36,858		2,572,012
Thomas W. Emrey	2011	139,708	125,000	(5)	387,000	749,535	136,418	3,500	(7)	1,541,161
Chief Financial Officer(4)
Michael J. Archer	2011	566,500	—		175,005	491,044	456,538	34,757	(7)	1,723,844
President, Applebee's Business	2010	563,750	—		206,243	536,421	424,875	31,094		1,762,383
Unit	2009	550,000	—		0	496,680	441,375	30,403		1,518,458
Jean M. Birch	2011	466,341	—		175,005	491,044	390,536	40,649	(7)	1,563,575
President, IHOP Business Unit	2010	445,573	—		206,243	536,421	283,957	128,682		1,600,876
	2009	229,212	100,000	(5)	727,500	1,391,618	190,530	80,173		2,719,033
Bryan R. Adel	2011	375,000	—		150,005	392,835	261,608	79,075	(7)	1,258,523
Senior Vice President, Legal,	2010	135,000	135,000	(5)	276,030	736,116	72,000	161,713		1,515,859
General Counsel and Secretary
John F. Tierney	2011	363,788	—		150,005	392,835	—	862,458	(7)	1,769,086
Former Chief Financial	2010	427,917	—		149,993	390,122	345,750	308,632		1,622,414
Officer(6)	2009	341,667	100,000	(5)	111,000	264,896	321,000	90,820		1,229,383

(1)
The amounts in the "Stock Awards" column include the aggregate grant date fair value for 2011, 2010 and 2009 related to stock awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Corporation's Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009 for information regarding assumptions underlying valuation of equity awards.

(2)
The amounts in the "Option Awards" column include the aggregate grant date fair value for 2011, 2010 and 2009 related to option awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Corporation's Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009, respectively, regarding assumptions underlying valuation of option awards.

(3)
The amounts in the "Non-Equity Incentive Plan Compensation" column for 2011 include (i) payouts under the 2011 Annual Incentive Plan and (ii) payouts under the 2011 cash LTIP. These payout amounts were based on the Corporation's attainment of certain pre-determined performance targets. For additional information on the amounts earned for 2011, see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement.

Name	Annual Incentive Plan Award ($)	Cash LTIP Award ($)
Julia A. Stewart	1,056,055	312,500
Thomas W. Emrey	103,777	32,641
Michael A. Archer	381,538	75,000
Jean M. Birch	315,536	75,000
Bryan R. Adel	226,800	34,808
John F. Tierney	—	—
(4)
Mr. Emrey commenced employment as the CFO of the Corporation on September 12, 2011.

(5)
Represents a sign-on bonus.

(6)
Effective September 12, 2011, Mr. Tierney was replaced as CFO of the Corporation. In connection with his separation from the Corporation, Mr. Tierney forfeited all of the long-term incentive awards granted in 2011 with the exception of one-third of the options granted which were scheduled to vest within 12 months of his separation.

(7)
The amounts in "All Other Compensation" include costs paid or reimbursed for the following:

Name	Auto Allowance and Expenses ($)	401(k) Plan Contributions ($)	Life and Disability Insurance Premiums ($)	Annual Physical Exam ($)	Airline Club Membership ($)	Severance and Related Payments ($)	Tax Preparation ($)	Relocation Expenses ($)
Julia A. Stewart	20,055	9,800	8,450	2,180	500	—	15,473	—
Thomas W. Emrey	3,500	—	—	—	—	—	—	—
Michael A. Archer	16,164	9,800	5,386	3,407	—	—	—	—
Jean M. Birch	15,284	9,800	12,415	2,800	350	—	—	—
Bryan R. Adel	19,716	3,761	4,527	2,750	—	—	—	48,321	(1)
John F. Tierney	14,350	9,800	16,930	—	—	820,378	1,000	—

(1)
This amount includes $15,710 in tax gross-up payments for relocation expenses provided to Mr. Adel.

Grants of Plan-Based Awards in 2011

The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs in 2011. Plan based awards include annual incentive plan (AIP) awards, restricted stock awards (RSA), non-qualified stock option (NQO) awards, and the cash LTIP.

For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement for additional information. For the actual amounts earned under the AIP awards, see the Summary Compensation Table on page 32.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Name / Type of Award	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)
Julia A. Stewart
AIP	—	528,028	1,056,055	2,112,110	—	—	—	—
LTIP	—	312,500	625,000	1,250,000	—	—	—	—
RSA	03/01/2011	—	—	—	14,770	—	—	833,323
NQO	03/01/2011	—	—	—	—	59,081	36.94	2,182,358
Thomas W. Emrey
AIP	—	51,889	103,777	207,554	—	—	—	—
LTIP(4)	—	90,261	180,520	361,040	—	—	—	—
RSA	09/12/2011	—	—	—	10,000	—	—	387,000
NQO	09/12/2011	—	—	—	—	30,000	24.98	749,535
Michael J. Archer
AIP	—	212,438	424,875	849,750	—	—	—	—
LTIP	—	75,000	150,000	300,000	—	—	—	—
RSA	02/28/2011	—	—	—	3,059	—	—	175,005
NQO	02/28/2011	—	—	—	—	13,110	37.46	491,044
Jean M. Birch
AIP	—	176,277	352,554	705,108	—	—	—	—
LTIP	—	75,000	150,000	300,000	—	—	—	—
RSA	02/28/2011	—	—	—	3,059	—	—	175,005
NQO	02/28/2011	—	—	—	—	13,110	37.46	491,044
Bryan R. Adel
AIP	—	113,400	226,800	453,600	—	—	—	—
LTIP	—	43,750	87,500	175,000	—	—	—	—
RSA	02/28/2011	—	—	—	2,622	—	—	150,005
NQO	02/28/2011	—	—	—	—	10,488	37.46	392,835
John F. Tierney(4)
AIP	—	176,333	352,665	705,330	—	—	—	—
LTIP	—	75,000	150,000	300,000	—	—	—	—
RSA	02/28/2011	—	—	—	2,622	—	—	150,005
NQO	02/28/2011	—	—	—	—	10,488	37.46	392,835

(1)
For 2011, 50% of target bonus was payable at 85% of budgeted EBITDA assuming all individual objectives were achieved. Please see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement for additional information.

(2)
RSAs reflected in this table cliff vest in full on the third anniversary of the date of grant.

(3)
NQOs reflected in this table vest and become exercisable as to one-third of the shares subject to the NQO on each of the first, second and third anniversaries of the date of grant.

(4)
Includes estimated threshold, target and maximum cash LTIP amounts of $32,642, $65,283, and $130,566, respectively, related to the 2010 performance cycle that were granted in 2011 and prorated based on Mr. Emrey's September 12, 2011 date of hire.

(5)
Effective September 12, 2011, Mr. Tierney was replaced as CFO of the Corporation. In connection with his separation from the Corporation, Mr. Tierney forfeited all of the long-term incentive awards granted in 2011 with the exception of one-third of the options granted which were scheduled to vest within 12 months of his separation.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Corporation's NEOs at December 31, 2011.

	Option Awards
						Stock Awards
	Number of Securities Underlying Unexercised Options
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(17)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable (#)	Unexercisable (#)
Julia A. Stewart	37,594	—		36.10	02/24/2014	25,580	(9)	1,079,732
	50,000	—		48.09	03/01/2015	14,770	(10)	623,442
	168,000	—		40.00	02/26/2018	—		—
	—	50,000	(1)	5.55	02/23/2019	—		—
	34,107	68,212	(2)	29.32	03/01/2020	—		—
	—	59,081	(3)	56.42	03/01/2021	—		—
Thomas W. Emrey	—	30,000	(4)	38.70	09/12/2021	10,000	(11)	422,100
Michael J. Archer
	10,907	50,000	(1)	5.55	02/23/2019	7,311	(12)	308,597
	9,749	19,496	(5)	28.21	02/22/2020	3,059	(13)	129,120
	—	13,110	(6)	57.21	02/28/2021	—		—
Jean M. Birch	25,000	25,000	(7)	29.10	06/22/2019	25,000	(14)	1,055,250
	9,749	19,496	(5)	28.21	02/22/2020	7,311	(12)	308,597
	—	13,110	(6)	57.21	02/28/2021	3,059	(13)	129,120
Bryan R. Adel	13,334	26,666	(8)	30.67	08/13/2020	9,000	(15)	379,890
	—	10,488	(6)	57.21	02/28/2021	2,622	(13)	110,675
John F. Tierney(16)	37,707	—		5.55	10/09/2013	—		—
	3,496	—		57.21	10/09/2013	—		—

(1)
These options became exercisable on February 23, 2012.

(2)
These options became exercisable as to one-half on March 1, 2012 and will become exercisable as to one-half on March 1, 2013.

(3)
These options became exercisable as to one-third on March 1, 2012 and will become exercisable as to one-third on each of March 1, 2013 and 2014.

(4)
These options will become exercisable as to one-third on each of September 12, 2012, 2013 and 2014.

(5)
These options became exercisable as to one-half on February 22, 2012 and will become exercisable as to one-half on February 22, 2013.

(6)
These options became exercisable as to one-third on February 28, 2012 and will become exercisable as to one-third on each of February 28, 2013 and 2014.

(7)
These options will become exercisable on June 22, 2012.

(8)
These options will become exercisable as to one-half on each of August 13, 2012 and 2013.

(9)
These restricted shares will vest in full on March 1, 2013.

(10)
These restricted shares will vest in full on March 1, 2014.

(11)
These restricted shares will vest in full on September 12, 2014.

(12)
These restricted shares will vest in full on February 22, 2013.

(13)
These restricted shares will vest in full on February 28, 2014.

(14)
These restricted shares will vest in full on June 22, 2012.

(15)
These restricted shares will vest in full on August 13, 2013.

(16)
Effective September 12, 2011, Mr. Tierney was replaced as CFO of the Corporation. His outstanding restricted shares were forfeited. His options scheduled to vest within 12 months of the effective date of his termination vested in full and remain exercisable for 24 months or until their expiration date.

(17)
Per share value of stock awards is $42.21 based on the closing price of the Common Stock on the NYSE on December 30, 2011.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Julia A. Stewart	52,406	2,546,433	18,000	(1)	1,041,120
Thomas W. Emrey	—	—	—		—
Michael J. Archer	39,093	1,976,329	60,000	(1)	3,240,000
Jean M. Birch	9,749	272,595	—		—
Bryan R. Adel	—	—	—		—
John F. Tierney	22,717	1,003,733	20,000	(1)	749,200

(1)
Represents the lapsing of restrictions on and release of RSAs granted to the NEO.

(2)
Represents the product of the number of shares vested and the closing price of the Corporation's Common Stock on the NYSE on the vesting date.

Nonqualified Deferred Compensation

Pursuant to the 2008 Deferred Compensation Plan, certain highly compensated employees can elect to defer up to 80% of their salary, 100% of annual bonus, and 100% of long-term incentive plan distributions instead of receiving these amounts as payments taxable in the year of receipt.

Under the 2008 Deferred Compensation Plan, participants may designate select investment options approved by the Compensation Committee administering the 2008 Deferred Compensation Plan in which the deferred compensation payments are deemed to be invested. These investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Amounts are credited or debited to participant's account balance in accordance with deferral elections made by the participant. There is no guaranteed investment return on any deferred payment amounts. Participants may change investment allocation elections as often as daily.

The unfunded, non-qualified plan structure of the 2008 Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant's deferral account represent unsecured claims against the Corporation's assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or annual installment payments commencing on the applicable benefit distribution date.

The following table provides information regarding aggregate contributions made by each of the NEOs participating in the 2008 Deferred Compensation Plan during 2011, aggregate interest or other earnings accrued during 2011, the aggregate dollar amount of withdrawals and the aggregate account balance at 2011 fiscal year end.

Name	Executive Contributions in FY 2011 ($)		Matching Contributions in FY 2011 ($)	Aggregate Earnings in FY 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2011 ($)
Julia A. Stewart	—		—	332	—	211,406
Thomas W. Emrey	—		—	—	—	—
Michael J. Archer	—		—	—	—	—
Jean M. Birch	19,877	(1)	—	(3,942)	—	30,954
Bryan R. Adel	—		—	—	—	—
John F. Tierney	—		—	—	—	—

(1)
Represents deferred Annual Incentive Plan payouts credited to the NEO's account in the 2008 Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

In connection with Mr. Tierney's separation from the Corporation, he became entitled to certain severance benefits under his employment agreement with the Corporation. Mr. Tierney was entitled to receive his salary through the date of termination and the reimbursement of properly documented reasonable business expenses incurred through the date of termination. Mr. Tierney received $820,378 in severance-related payments during 2011, consisting of (i) one lump sum amount equal to the sum of (A) his then current base salary, plus (B) the average of his actual bonus attributable to each of the preceding three fiscal years; (ii) the reimbursement of properly documented reasonable business expenses incurred through the date of termination; and (iii) the payment by the Corporation of his insurance premiums for coverage substantially similar to that provided under the Corporation's insurance plans for up to a 12-month period. Mr. Tierney also became entitled to (i) full vesting of any unvested stock options, stock appreciation rights, and any other equity-based awards subject to service- or time-vesting conditions that would have vested during the 12-month period following his termination, and (ii) the right to exercise any vested stock options for up to 24 months.

The employment agreements for Ms. Stewart, Messrs. Emrey and Archer and Ms. Birch and the employment offer letter and Amended and Restated Executive Severance and Change in Control Policy for Mr. Adel provide for severance benefits in the event of termination by the Corporation without "cause" or termination by the executive for "good reason" either prior to or following a "change in control."

 Employment Agreement with Julia A. Stewart

The employment agreement for Ms. Stewart provides that in the event of termination by the Corporation without "cause" or by Ms. Stewart for "good reason" prior to a "change in control," she will be entitled to the following benefits:

  •
  a lump sum payment equal to two times the sum of her annual base salary, plus the average of her actual bonus attributable to the prior three years;

  •
  continued insurance coverage for a maximum of 24 months;

  •
  reimbursement of reasonable business expenses incurred through the date of termination;

  •
  full vesting of any unvested time- or service-based stock options, stock appreciation rights ("SARs"), and any other equity-based awards as of the day immediately preceding the effective date of termination;

  •
  full vesting any unvested equity-based awards subject to performance-based vesting conditions; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

In the event of termination by the Corporation without "cause" or by Ms. Stewart for "good reason" within 24 months following a "change in control," she will be entitled to the following benefits:

  •
  a lump sum payment equal to three times the sum of her annual base salary, plus the average of her actual bonus attributable to the prior three years;

  •
  a lump sum payment equal to her prorated bonus;

  •
  continued insurance coverage for a maximum of 36 months;

  •
  full vesting of any unvested stock options, SARs, and other equity-based awards; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

Employment Agreements with Thomas W. Emrey, Michael J. Archer and Jean M. Birch

The employment agreement for Mr. Emrey provides that in the event of termination by the Corporation without "cause" or by the executive for "good reason" prior to a "change in control," the executive will be entitled to the following benefits:

  •
  any accrued base salary through the date of termination;

  •
  a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior three years;

  •
  continued insurance coverage for a maximum of 12 months;

  •
  full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

  •
  full vesting of the 10,000 shares of unvested restricted stock that were granted upon hire in the event of termination by the Corporation without cause or by the executive for good reason occurs on or prior to September 11, 2003 (Mr. Emrey only);

  •
  pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions;

  •
  the right to exercise any vested stock options or SARs for up to 24 months; and

  •
  up to $10,000 in outplacement assistance.

The employment agreements for Mr. Archer and Ms. Birch provide that in the event of termination by the Corporation without "cause" or by the executive for "good reason" prior to a "change in control," the executives will be entitled to the following benefits:

  •
  a lump sum payment equal to the sum of the executive's annual base salary, plus the average of the executive's actual bonus attributable to the prior three years;

  •
  continued insurance coverage for a maximum of 12 months;

  •
  full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the executive's termination;

  •
  pro rata vesting of any unvested equity-based awards subject to performance-based vesting conditions; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

The employment agreements for Messrs. Emrey and Archer and for Ms. Birch provide that in the event of termination by the Corporation without "cause" or by the executive for "good reason" within 24 months following a "change in control," the executive will be entitled to the following benefits:

  •
  a lump sum payment equal to two times the sum of the executive's base salary, plus the average of the executive's actual bonus attributable to the prior three years;

  •
  a lump sum payment equal to the executive's prorated bonus;

  •
  continued insurance coverage for a maximum of 24 months;

  •
  full vesting of any unvested stock options, SARs, and other equity-based awards;

  •
  pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance (Mr. Emrey only); and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

Amended and Restated Executive Severance and Change in Control Policy with Bryan R. Adel

Pursuant to the terms negotiated in Mr. Adel's employment offer letter and in the Amended and Restated Executive Severance and Change in Control Policy, if Mr. Adel's employment is involuntarily terminated by the Corporation without "cause" prior to a "change in control," he will be entitled to the following benefits:

  •
  an amount equal to 12 months' base salary, plus pro rata bonus; and

  •
  up to $5,000 in outplacement assistance.

The Amended and Restated Executive Severance and Change in Control Policy also provides that in the event Mr. Adel's employment is involuntarily terminated by the Corporation without "cause" within 24 months following a change in control or his employment is voluntarily terminated for good reason within 24 months following a "change in control," Mr. Adel will be entitled to the following benefits:

  •
  an amount equal to 24 months' base salary, plus the greater of the target bonus for the year in which the termination takes place or the average of Mr. Adel's actual bonus attributable to the prior three years;

  •
  full vesting of any unvested stock options, restricted stock, other unvested equity awards or grants, and unvested long-term cash-based awards subject to performance-based vesting conditions;

  •
  up to $5,000 in outplacement assistance; and

  •
  continued insurance coverage for a maximum of 24 months.

The employment agreements for Ms. Stewart, Messrs. Emrey and Archer and for Ms. Birch, as well as the Amended and Restated Executive Severance and Change in Control Policy for Mr. Adel, also provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the NEO's employment had terminated or if a change in control had occurred on December 31, 2011, based on the Corporation's closing stock price on December 31, 2011. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Corporation's stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Please see "Employment Agreements and Change in Control Provisions" in the Compensation Discussion and Analysis section of this proxy for additional information.

The following table presents payments for involuntary termination by the Corporation for reasons other than cause or voluntary termination by the participant for good reason prior to a change in control.

Payments	Stewart	Emrey	Archer	Birch	Adel
Cash Severance	$3,404,100	$455,000	$895,354	$707,316	$378,000
Pro-Rata Bonus Payment	—	—	—	—	226,800
Time-Vested NQO Spread Value Due to CIC	2,712,253	35,100	1,969,472	464,222	—
Time-Vested RSA/RSU Value Due to CIC	1,703,174	422,100	—	1,055,250	—
Cash LTIP Value	—	89,126	—	—	—
Welfare Benefit Value	47,693	18,252	$20,781	23,893	—
Outplacement	—	10,000	—	—	5,000
Aggregate Payments	$7,867,219	$1,029,578	$2,885,607	$2,250,681	$609,800

The following table presents payments for involuntary termination by the Corporation for reasons other than cause or voluntary termination by the participant for good reason following a change in control.

Payments	Stewart	Emrey	Archer	Birch	Adel
Cash Severance	$5,106,150	$910,000	$1,790,709	$1,414,631	$756,000
Pro-Rata Bonus Payment	1,056,055	103,777	381,538	315,536	226,800
Time-Vested NQO Spread Value Due to CIC	2,712,253	105,300	2,105,944	600,694	307,726
Time-Vested RSA/RSU Value Due to CIC	1,703,174	422,100	437,718	1,492,968	490,565
Cash LTIP Value Due to CIC	—	150,010	—	—	157,117
Welfare Benefit Value	71,539	36,504	41,561	47,786	28,824
Outplacement	—	10,000	—	—	5,000
Aggregate Payments	$10,649,170	$1,737,691	$4,757,469	$3,871,615	$2,425,631

The following table presents payments upon a change in control only and no termination of employment.

Payments	Stewart	Emrey	Archer	Birch	Adel
Time-Vested NQO Spread Value Due to CIC	$2,712,253	$105,300	$2,105,944	$600,694	$307,726
Time-Vested RSA/RSU Value Due to CIC	1,703,174	422,100	437,718	1,492,968	490,565
Cash LTIP Value Due to CIC	—	150,010	—	—	75,535
Aggregate Payments	$4,415,426	$677,410	$2,543,662	$2,093,662	$873,825

The following table presents payments upon termination of employment due to disability.

Payments	Stewart	Emrey	Archer	Birch	Adel
Time-Vested NQO Spread Value Due to Disability	—	$105,300	—	—	—
Time-Vested RSA/RSU Value Due to Disability	—	422,100	—	—	—
Aggregate Payments	—	$527,400	—	—	—

The following table presents payments upon termination of employment due to death.

Payments	Stewart	Emrey	Archer	Birch	Adel
Time-Vested NQO Spread Value Due to Death	$2,712,253	$105,300	$2,105,944	$600,694	$307,726
Time-Vested RSA/RSU Value Due to Death	1,703,174	422,100	437,718	1,492,968	490,565
Aggregate Payments	$4,415,426	$527,400	$2,543,662	$2,093,662	$798,290

Securities Authorized for Issuance under Equity Compensation Plans

During 2011, the Corporation issued equity securities pursuant to the 2001 Stock Incentive Plan, the 2005 Directors Plan and the 2011 Stock Incentive Plan that was approved at the Corporation's 2011 annual meeting of stockholders. The 2011 Stock Incentive Plan replaces the 2001 Stock Incentive Plan and the 2005 Directors Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about Common Stock that may be issued under the Corporation's existing equity compensation plans.

	(a)		(c)
		(b)
	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#)
Plan Category		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)
Equity Compensation Plans approved by security holders	1,318,640	32.06	1,370,442
Equity Compensation Plans not approved by security holders	—	—	—

Total	1,318,640	32.06	1,370,442

The number of securities remaining available for future issuance represents shares under the 2011 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2011, the members of the Compensation Committee of the Board of Directors were Patrick W. Rose (Chairman), Daniel J. Brestle and Caroline W. Nahas. None of the Corporation's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Corporation serve on the Compensation Committee.

Executive Officers of the Corporation

General.    The following table sets forth certain information with respect to each person who is currently an executive officer of the Corporation:

Name	Age	Position and Offices with the Corporation
Julia A. Stewart	56	Chairman of the Board and Chief Executive Officer
Thomas W. Emrey	49	Chief Financial Officer
Michael J. Archer	51	President, Applebee's Business Unit
Jean M. Birch	52	President, IHOP Business Unit
Bryan R. Adel	49	Senior Vice President, Legal, General Counsel and Secretary
John B. Jakubek	59	Senior Vice President, Human Resources
Greggory Kalvin	52	Senior Vice President, Corporate Controller

Executive officers of the Corporation are appointed by, and serve at the discretion of, the Board of Directors.

See "Proposal One: Election of Three Class III Directors" for additional information concerning Ms. Stewart.

Mr. Emrey was appointed to the position of Chief Financial Officer of DineEquity, Inc., effective September 12, 2011. Mr. Emrey most recently served as executive vice president and chief operating officer of Universal Studios Home Entertainment (USHE), a subsidiary of NBCUniversal. Mr. Emrey joined USHE as chief financial officer in 2003, where he was responsible for the division's day-to-day financial operations and the business' supply chain functions. Previously, Mr. Emrey held a number of senior finance positions at Nestlé USA, including vice president of finance of its Pet Care division.

Mr. Archer was named President, Applebee's Business Unit in May 2008. From February 2006 until May 2008, he was president of T.G.I. Friday's U.S.A. He served as chief operating officer for T.G.I. Friday's U.S.A. from July 2003 to May 2008 and as its executive vice president from January 2002 until February 2006.

Ms. Birch was appointed President, IHOP Business Unit in June 2009. From September 2007 until May 2009, she served as an independent consultant at Birch Company, LLC. From January 2005 until August 2007, Ms. Birch was president of Romano's Macaroni Grill, a division of Brinker International, Inc. From August 2003 until January 2005, Ms. Birch served as president of Corner Bakery Cafe, a division of Brinker International, Inc.

Mr. Adel was appointed to the position of Senior Vice President, Legal, General Counsel and Secretary in August 2010. Mr. Adel served as senior vice president, general counsel and corporate secretary for Viant Holdings, Inc. from July 2007 until March 2010. Mr. Adel also spent over ten years at McDonald's Corporation in various legal and business roles. Mr. Adel previously served for two years on the board of directors of Chipotle Mexican Grill, Inc.

Mr. Jakubek was named Senior Vice President, Human Resources of the Corporation in March 2008. Prior to joining the Corporation, he served as senior vice president of human resources for Oakwood

Worldwide from November 2006 to March 2008. He held the position of vice president human resources for several divisions of ConAgra Foods, Inc. from February 2001 to July 2006.

Mr. Kalvin was named Senior Vice President, Corporate Controller of the Corporation in November 2009. From July 2007 until November 2009, Mr. Kalvin served as Vice President, Corporate Controller of the Corporation, and from September 2008 to February 2009, he served as Acting Chief Financial Officer of the Corporation. Previously, he served as chief accounting officer of j2 Global Communications, Inc. from 2003 to 2007.

Effective September 12, 2011, Mr. Tierney was replaced as Chief Financial Officer of the Corporation.

Employment Agreements.    The information under "Employment Agreements and Change in Control Provisions" of the Compensation Discussion and Analysis section of this proxy statement and "Potential Payments Upon Change in Control" is incorporated herein by reference.

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has determined that:

  •
  each Audit and Finance Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate," as defined by the NYSE;

  •
  the Audit and Finance Committee satisfies the "financial management expertise" standard, as required by the NYSE; and

  •
  Mr. Dahl is an "audit committee financial expert," as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP ("Ernst & Young"), the Corporation's independent auditor, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for issuing a report thereon. The Audit and Finance Committee is responsible for assisting the Board of Directors in monitoring:

  •
  the integrity of the Corporation's financial statements;

  •
  the Corporation's compliance with legal and regulatory requirements;

  •
  the Corporation's independent auditor's qualifications and independence; and

  •
  the performance of the Corporation's independent auditor and the Corporation's internal audit function.

It is the Audit and Finance Committee's policy to review and approve in advance all proposed audit and non-audit services to be provided by the Corporation's independent auditor.

During 2011, the Audit and Finance Committee met 12 times and held separate discussions with management, the Corporation's internal auditors and Ernst & Young. The Audit and Finance Committee reviewed and discussed the Corporation's interim financial information contained in each quarterly earnings announcement with the Corporation's Chief Financial Officer, General Counsel, Controller and Ernst & Young prior to public release. The Audit and Finance Committee reviewed the Corporation's quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit and Finance Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Corporation's fiscal year ended December 31, 2011 annual consolidated financial statements. The Audit and Finance Committee has also discussed the following with Ernst & Young:

  •
  the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Corporation's annual consolidated financial statements;

  •
  the critical accounting policies and practices used in the preparation of the Corporation's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

  •
  other written communications between Ernst & Young and management.

In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications concerning independence, and has discussed with Ernst & Young the firm's independence from the Corporation and management, including all relationships between Ernst & Young and the Corporation.

The Audit and Finance Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ended December 31, 2011 is compatible with maintaining the auditors' independence and determined that the provision of non-audit services by Ernst & Young is not incompatible with maintaining the auditors' independence. The Audit and Finance Committee discussed with the Corporation's internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit and Finance Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Corporation's internal controls over financial reporting, and the overall quality of the Corporation's financial reporting. The Audit and Finance Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management's response. In addition, the Audit and Finance Committee monitored the Corporation's compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ending December 31, 2011, for filing with the SEC.

The Audit and Finance Committee also selected Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2012. The Board of Directors is recommending that stockholders ratify this selection at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE
AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Richard J. Dahl (Chairman)
Howard M. Berk
Michael S. Gordon
Larry A. Kay

Independent Auditor Fees and Services

The following table sets forth information concerning the fees billed to the Corporation by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010. All of the fees shown in the table were approved by the Audit and Finance Committee in conformity with its pre-approval process.

Type of Fee	2011	2010
Audit	$1,296,000	$1,687,100
Audit-Related	—	57,800
Tax	437,000	220,900
All Other	4,500	2,000

Total	$1,737,500	$1,967,800

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Corporation's annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Corporation's financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to audit and other non-tax services associated with the Corporation's refinancing of certain debt.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit and Finance Committee reviews and, as appropriate, approves in advance the independent auditor's annual engagement letter, including the proposed fees contained therein. The Audit and Finance Committee also reviews all audit and permitted non-audit engagements and relationships between the Corporation and its independent auditor, and approves in advance all of the fees related thereto. These services may include audit services, audit-related services, tax services, and other specifically designated non-audit services.

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF THREE CLASS III DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has designated the three nominees listed below for election as Class III directors of the Corporation to serve for a term of three years that will expire at the Corporation's 2015 annual meeting of stockholders. The Board of Directors has also designated Ms. Julia A. Stewart to continue to serve as the Chairman of the Board of Directors.

No security holder that held a beneficial ownership interest in the Corporation's Common Stock of 5% or more for at least one year recommended any candidates to serve on the Board of Directors.

Your Proxy will be voted as specified thereon or, if no instructions are given, for the Board of Directors nominees; however, the persons designated to vote Proxies reserve full discretion to vote the shares represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

The Board of Directors believes that each of the director nominees and continuing directors is well qualified to serve on the Board of Directors, and each of the nominees brings his particular business, industry and financial experience and expertise to the Board of Directors. The Board of Directors believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of experience, knowledge and abilities.

Director Nominees

The following paragraphs give the name and age of each director nominee, as well as each nominee's business experience over the last five years or more. Immediately following the description of each nominee's business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee's determination that he or she should serve as a director of the Corporation. Shares represented by the enclosed Proxy, if returned duly executed, or voted via the Internet or telephone, and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

Class III Director—Terms to Expire 2015

Richard J. Dahl (age 60).    Mr. Dahl currently serves as the Corporation's Lead Director, a position he has held since January 2010. He has served on the Corporation's Board of Directors since February 2004. Since August 2011, Mr. Dahl has served as the chairman of the board of directors and as the president and chief executive officer of the James Campbell Company LLC. He has served as chairman of the board of directors of International Rectifier Corporation since May 2008. Previously, Mr. Dahl served on the board of directors and as president and chief operating officer of Dole Food Company, Inc. from July 2004 through July 2007. He is a member of the board of directors of International Rectifier Corporation, and IDACORP, Inc. and its principal subsidiary, Idaho Power Company. Mr. Dahl's qualifications to sit on our Board of Directors include his experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer, his experience on the board of directors of public companies, including service as chairman of the audit committees of two public companies, including DineEquity, Inc., and his experience as a certified public accountant.

Stephen P. Joyce (age 52).    Mr. Joyce has served on the Corporation's Board of Directors since February 2012. He has served as president and chief executive officer of Choice Hotels International, Inc. since June 2008, where he has also been a director since 2008. From May to

June 2008, Mr. Joyce served as president and chief operating officer of Choice Hotels. From 1982 to 2007, Mr. Joyce was with Marriott International, Inc., where he attained the role of executive vice president, global development/owner and franchise services, in addition to holding other leadership positions. Mr. Joyce's qualifications to sit on our Board of Directors include his experience in senior management of public companies, including service as president, chief executive officer and chief operating officer, and his experience on the boards of directors of private companies and not-for-profit organizations.

Patrick W. Rose (age 69).    Mr. Rose has served on the Corporation's Board of Directors since 1992. He is a private investor. Mr. Rose served as chairman of the board of directors, president and chief executive officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as chairman of the board of directors, president and chief executive officer of Van Camp Seafood, Inc., from March 1992 to August 1997. He served on the board of directors of Birds Eye Foods, Inc. from 2003 until December 2009 and has served as United States commissioner to the Inter-American Tropical Tuna Commission since 2003. Mr. Rose has also served as chairman of the board of directors of Chart House Enterprises, Inc. Mr. Rose's qualifications to sit on our Board of Directors include his experience in senior management of private companies, including service as chairman, chief executive officer, president and chief operating officer, his experience in marketing and his experience on the board of directors of private companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
ELECTION OF ALL OF THE NOMINEES NAMED ABOVE FOR DIRECTOR.

Continuing Directors

Class I Director—Term to Expire 2013

Howard M. Berk (age 47).    Mr. Berk has served on the Corporation's Board of Directors since February 2009. Since 2002, Mr. Berk has been a partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the Principal Investment area as well as the mergers and acquisitions department. Mr. Berk's qualifications to sit on our Board of Directors include his experience in dealing with public company board of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 66).    Mr. Brestle has served on the Corporation's Board of Directors since July 2009. Mr. Brestle most recently served as vice chairman and president of Estee Lauder Companies Inc. North America, a position he retired from in June 2009 after spending more than 30 years in leadership positions within the Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of Lauder's high growth specialty brands. Prior to these positions, he was president of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle has served on the board of directors of Airborne Inc. since October 2009 and served on the Board of Directors of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle's qualifications to sit on our Board of Directors include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the board of directors of public companies.

Caroline W. Nahas (age 63).    Ms. Nahas has served on the Corporation's Board of Directors since 1992. She has held the position of managing director, Southern California, of Korn/Ferry

International or similar positions since May 1998. She served as a member of the executive committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas serves as chairman of the board of directors of United Way of Greater Los Angeles and as an executive committee member of the UCLA Anderson School of Management-Board of Visitors. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas' qualifications to sit on our Board of Directors include her experience in a senior executive position with a professional services firm, her expertise in executive recruiting, human resources and compensation matters and other for-profit and not-for-profit board of directors experience.

Gilbert T. Ray (age 67).    Mr. Ray has served on the Corporation's Board of Directors since 2004. He is a retired partner of O'Melveny & Myers LLP. Mr. Ray currently is a member of the board of directors of Advance Auto Parts, Inc., DiamondRock Hospitality Company, Seasons Series Fund and SunAmerica Series Trust, Towers Watson & Company and The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray's qualifications to sit on our Board of Directors include his experience as a corporate lawyer and counselor and experience in compensation and corporate governance issues as a result of his service on the boards of directors of public and private companies and non-profit organizations.

Class II Director—Terms to Expire 2014

Michael S. Gordon (age 76).    Mr. Gordon has served on the Corporation's Board of Directors since 1987, before the Corporation went public. In April 2006, he assumed the position of vice chairman of First Q Capital LLC. He served as chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) from January 2002 through March 2006. He served on the board of directors of BSSI, Inc. from September 2004 until October 2007. Mr. Gordon is a member of the board of directors, and has served as chairman of the board of directors, of the Segerstrom Center for the Arts and the Pacific Symphony and is a member of the board of directors of the Jewish Community Foundation of Orange County. Mr. Gordon's qualifications to sit on our Board of Directors include his experience in corporate finance, private equity and investment management and his experience on the boards of directors of private companies and non-profit organizations.

Larry A. Kay (age 65).    Mr. Kay has served on the Corporation's Board of Directors since 1987, before the Corporation went public. Mr. Kay served as the Lead Director of the Board of Directors from May 2006 through December 2009. He served as Chairman of the Board of Directors from January 2003 until May 2006. From 1978 through 1993, Mr. Kay was employed by the Corporation in a variety of capacities, including General Counsel and Executive Vice President—Administration, from 1987 through 1993. Mr. Kay has served as Chief Executive Officer and Managing Member of BSG Technologies, LLC since 2008. Mr. Kay was a private consultant and investor from 1994 until 2008. He serves as director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary member of the board of directors of the New Century Chamber Orchestra. Mr. Kay's qualifications to sit on our Board of Directors include his experience as the Corporation's Chairman and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Corporation and his service on the boards of directors of private companies and non-profit organizations.

Julia A. Stewart (age 56).    Ms. Stewart serves as Chairman and Chief Executive Officer of DineEquity, Inc. She has served on the Corporation's Board of Directors since December 2001 and became Chairman in May 2006. She has served as the Corporation's Chief Executive Officer and President since May 2002 and had served as the Corporation's President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of Applebee's International, Inc. from October 1998 to August 2001. Ms. Stewart has served on the board of directors of Avery Dennison Corporation since January 2003. She is a member of the non-profit board of directors of the Children's Bureau of Southern California and The Music Center. Ms. Stewart's qualifications to sit on our Board of Directors include her experience as the Corporation's Chairman and Chief Executive Officer, her extensive experience in the restaurant industry and her experience on the boards of directors of public companies and non-profit organizations.

 PROPOSAL TWO: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE
CORPORATION'S INDEPENDENT AUDITOR FOR THE 2012 FISCAL YEAR

Ernst & Young LLP served as the Corporation's independent auditor for the fiscal year ended December 31, 2011 and the Audit and Finance Committee has unanimously selected Ernst & Young LLP to serve as the Corporation's independent auditor for the fiscal year ending December 31, 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Corporation's independent auditors. If stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Corporation's independent auditor will be reconsidered by the Audit and Finance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE CORPORATION'S
INDEPENDENT AUDITOR FOR THE 2012 FISCAL YEAR.

PROPOSAL THREE: APPROVAL OF THE ADOPTION OF
THE DINEEQUITY, INC. SENIOR EXECUTIVE INCENTIVE PLAN

Overview

The Compensation Committee of the Board of Directors unanimously adopted and approved the DineEquity, Inc. Senior Executive Incentive Plan (the "EIP") on December 12, 2011, and is submitting the EIP to stockholders for their adoption and approval at the 2012 Annual Meeting. The EIP will replace the IHOP Corp. 2008 Senior Executive Incentive Plan (the "2008 Executive Incentive Plan") previously approved at the 2008 annual meeting of stockholders. The 2008 Executive Incentive Plan is set to expire on December 31, 2012.

Why You Should Vote for the EIP

The Compensation Committee believes it is in the best interests of the Corporation and its stockholders to provide for a plan under which incentive awards paid to the Corporation's executives can qualify as "qualified performance-based compensation" for deductibility under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)") in order to maximize the Corporation's income tax deductions. Accordingly, the EIP is being submitted to the Corporation's stockholders for approval so that payments under the EIP can qualify as qualified performance-based compensation, and no incentives will be paid under the EIP unless such stockholder approval has been obtained.

The purpose of the EIP is to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value. The EIP is designed to ensure that certain incentives paid under the EIP and/or under the 2011 Stock Incentive Plan to executive officers of the Corporation qualify as performance-based compensation and are deductible without limit under Section 162(m). In general, Section 162(m) imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its chief executive officer and three other most highly compensated executive officers, other than the chief financial officer. An exception to this $1 million limitation is provided for qualified performance-based compensation that satisfies certain conditions set forth in Section 162(m) and the regulations promulgated thereunder. One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Corporation's stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the EIP, each of these aspects is discussed below, and stockholder approval of the EIP will be deemed to constitute approval of each of these aspects of the EIP for purposes of the approval requirements of Section 162(m).

The following is a summary of the principal features of the EIP. The following summary does not purport to be a complete description of all provisions of the EIP and is qualified in its entirety by the complete text of the EIP, which is attached to this proxy statement as Annex A. Stockholders are urged to read the EIP in its entirety.

Plan Summary

Eligibility.    Each executive officer (as such term is defined under Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation along with such other key employees as designated by the Compensation Committee will be eligible to receive an incentive under the EIP. As of March 15, 2012, seven employees were eligible to participate in the EIP.

Administration, Amendment and Termination.    The EIP will be administered by the Committee, so long as the Committee consists solely of two or more directors who are considered "outside directors" for purposes of Section 162(m). The Committee will have the sole discretion and authority to administer and interpret the EIP, and all decisions, determinations and interpretations by the Committee regarding the EIP will be final and binding on all participants.

The EIP may be amended or terminated at any time with respect to future services of participants by the Board of Directors or the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) or otherwise.

Incentive Formula.    In any fiscal year, incentives will be paid to participants under the EIP only if there is positive cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) over the applicable fiscal year. The performance pool may not exceed 20% of the Corporation's cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) for the fiscal year. The aggregate maximum performance awards to all participants in the EIP may not exceed the amount of the performance pool. The maximum performance award may not exceed 30% of the performance pool for the Chief Executive Officer of the Corporation and 17 1/2% of the performance pool for any other participant under the EIP. The amount of each performance award shall be determined by the Committee in its discretion consistent with the restrictions above and may involve individual performance objectives or other performance objectives of the Corporation in addition to the performance criteria identified above.

Certification.    As soon as reasonably practicable following the conclusion of each fiscal year and prior to the payment of any incentive under the EIP, the Committee will certify, in writing, the calculation of the Corporation's cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) for the fiscal year and (i) the potential maximum incentive for which each participant is eligible, and (ii) the actual incentive, if different, that the Committee has determined shall be paid to the participant, in each case, as and to the extent required by Section 162(m) of the Code. No incentive payment will be paid under the EIP unless and until the Committee makes a certification in writing as required to satisfy the conditions for qualifying performance-based compensation under Section 162(m) of the Code.

Committee Discretion to Reduce Incentive Payment.    The Committee retains sole and absolute discretion to reduce the amount of or eliminate any incentive otherwise payable to a participant under the EIP. In determining the amount of any reduced incentive, the Committee reserves the right to apply any such factors as it deems relevant, including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective, to determine a revised incentive amount. The reduction of the amount of any incentive payable to a participant with respect to a fiscal year shall not permit an increase in the amount of the incentive payable to any other participant for such fiscal year.

Termination of Employment.    No incentive will be earned for a given fiscal year unless the participant is an employee of the Corporation or its subsidiaries at the time such incentive is paid or as otherwise determined by the Committee. The Committee may make exceptions to this requirement on a case-by-case basis.

Payment of Incentives.    An incentive awarded under the EIP for a fiscal year may be paid in cash and/or in the form of equity incentive awards under the Corporation's 2011 Stock Incentive Plan (or any other equity compensation plan maintained by the Corporation from time to time) at such times and on such terms and conditions as the Committee may determine.

Effective Date.    The EIP is effective as of December 12, 2011, subject to approval by the stockholders of the Corporation at the 2012 Annual Meeting in accordance with Section 162(m) of the Code.

New Plan Benefits.    Incentive awards under the EIP to employees of the Corporation will be made at the discretion of the Committee. At this time, therefore, the benefits that may be received by employees of the Corporation if stockholders approve the EIP cannot be determined.

Federal Tax Aspects.    The Corporation intends awards under the EIP to qualify as performance-based compensation under the requirements of Section 162(m), and therefore to be deductible by the Corporation. The EIP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to approve the EIP. Abstentions will be counted as a vote against the proposal, and broker non-votes will not affect the outcome of the vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE ADOPTION OF THE
DINEEQUITY, INC. SENIOR EXECUTIVE INCENTIVE PLAN.

PROPOSAL FOUR: APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board of Directors provides stockholders with the opportunity to cast an advisory vote on the Corporation's executive compensation. Pursuant to an advisory vote at our 2011 annual meeting, our stockholders elected to hold such "say-on-pay" votes on an annual basis.

The core of the Corporation's executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders.

We urge you to read the "Compensation Discussion and Analysis" section of this proxy statement beginning at page 19 for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers and our compensation philosophy as described in this proxy statement by approving the following resolution:

  "RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Corporation's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, other compensation tables, narrative discussion and related disclosure."

This say-on-pay vote is advisory and therefore non-binding on the Corporation. Although the vote is on an advisory basis, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE
CORPORATION'S NAMED EXECUTIVE OFFICERS AS
DISCLOSED IN THIS PROXY STATEMENT.

Proposals of Stockholders

No proposals of stockholders were received by the Corporation to be presented at the Annual Meeting. The Board of Directors will make provision for presentation of proposals of stockholders at the 2013 annual meeting of stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Corporation and/or the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be considered for inclusion in the proxy materials for the 2013 annual meeting of stockholders, the proposal should be mailed to Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 6, 2012.

Stockholders who intend to present a proposal at the 2013 annual meeting of stockholders without inclusion of such proposal in the Corporation's proxy materials are required to provide notice of such proposal to the Corporation no earlier than February 14, 2013 and no later than March 16, 2013. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Business

The management of the Corporation is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

April 5, 2012
Glendale, California

Annex A

DINEEQUITY, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN

The purpose of this Senior Executive Incentive Plan (the "Plan") is to attract and retain key talent and provide incentives that promote short and long-term financial growth and stability to continuously enhance shareholder value. The Plan is designed to ensure that the certain incentives paid hereunder and/or under the DineEquity, Inc. 2011 Stock Incentive Plan (or any other equity compensation plan maintained by the Corporation from time to time) to executive officers of DineEquity, Inc., a Delaware corporation (the "Corporation"), qualify as performance-based compensation and are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

SECTION 2. COVERED INDIVIDUALS

Each executive officer (as such term is defined under Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation along with such other key employees as designated by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation (collectively the "Covered Individuals") will be eligible to receive an incentive payment hereunder.

SECTION 3. ADMINISTRATION OF THE PLAN

        (a)  The Plan will be administered by the Committee, so long as the Committee consists solely of two or more members of the Board, each of whom is intended to be an "outside director" as such term is defined under Section 162(m) of the Code. Subject to the limitations imposed under Section 162(m) of the Code, the Committee will have the sole discretion and authority to administer and interpret the Plan.

        (b)  Without limiting the foregoing, and subject to the express provisions and limitations set forth in the Plan, the Committee will be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation, the following:

  (i)
  to prescribe, amend, and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

  (ii)
  to determine which Covered Individuals are eligible to be paid incentives under the Plan for any fiscal year and to which of such individuals, if any, incentive payments hereunder are actually paid;

  (iii)
  to verify the Corporation's cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) (as defined below) and the extent to which the Corporation has satisfied any other performance goals or other conditions applicable to the payment of incentives under the Plan;

  (iv)
  to interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

  (v)
  to make all other determinations deemed necessary or advisable for the administration of the Plan.

Annex A-1

        (c)  All decisions, determinations and interpretations by the Committee regarding the Plan will be final and binding on all Covered Individuals who are participants under the Plan. The Committee will consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select.

SECTION 4. INCENTIVE AWARDS

        (a)    Establishment of Incentive Program.    Not later than the 90th day of the applicable fiscal year, the Committee may establish, in writing, the incentive compensation performance pool from which performance-based incentive awards may be granted under the Plan for the fiscal year by determining the Covered Individuals who will be eligible to participate in the Plan for such fiscal year.

        (b)    Incentive Formula.    Incentives will be paid to Covered Individuals under the Plan only if there is positive cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) over the applicable fiscal year. The performance pool may not exceed 20% of the Corporation's cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) for the fiscal year. The aggregate maximum performance awards to all participants in the Plan may not exceed the amount of the performance pool. The maximum performance award may not exceed 30% of the performance pool for the Chief Executive Officer of the Corporation and 17 1/2% of the performance pool for any other Covered Individual. The amount of each performance award shall be determined by the Committee in its discretion consistent with the restrictions above and may involve individual performance objectives or other performance objectives of the Corporation in addition to the performance criteria identified above.

        (c)    Certification.    As soon as reasonably practicable following the conclusion of each fiscal year and prior to the payment of any incentive under the Plan, the Committee will certify, in writing, the calculation of the Corporation's cash provided from operating activities (as shown on the Corporation's audited Consolidated Statements of Cash Flows) for the fiscal year and (i) the potential maximum incentive for which each Covered Individual is eligible under subsection (b), and (ii) the actual incentive, if different, that the Committee has determined shall be paid to the participant, in each case, as and to the extent required by Section 162(m) of the Code. No incentive payment will be paid under the Plan unless and until the Committee makes a certification in writing as required to satisfy the conditions for qualifying performance-based compensation under Section 162(m) of the Code.

        (d)    Committee Discretion to Reduce Incentive Payment.    The Committee retains sole and absolute discretion to reduce the amount of or eliminate any incentive otherwise payable to a Covered Individual under the Plan. In determining the amount of any reduced incentive, the Committee reserves the right to apply such factors as it deems relevant, including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective, to determine a revised incentive amount. The reduction of the amount of any incentive payable to a Covered Individual with respect to a fiscal year shall not permit an increase in the amount of the incentive payable to any other Covered Individual for such fiscal year.

SECTION 5. PAYMENT OF INCENTIVE

        (a)  An incentive awarded under the Plan for a fiscal year may be paid in cash and/or in the form of equity incentive awards under the Corporation's 2011 Stock Incentive Plan (or any other equity compensation plan maintained by the Corporation from time to time) at such times and on such terms and conditions as the Committee may determine.

        (b)  No incentive will be earned for a given fiscal year unless the Covered Individual is an employee of the Corporation or its subsidiaries at the time such incentive is paid or as otherwise

Annex A-2

determined by the Committee. The Committee may make exceptions to this requirement on a case-by-case basis.

        (c)  Payments under the Plan are intended to qualify for the short-term deferral exception under Section 409A of the Code. As such, if the Committee waives the requirement that a Covered Individual must be employed on the date the incentive is to be paid, payout of incentives under the plan shall occur no later than the fifteenth (15th) day of the third (3rd) month following the later of (i) the end of the Corporation's fiscal year with respect to which such incentive is earned, or (ii) the end of the calendar year that contains the last day of the Corporation's fiscal year with respect to which such incentive is earned.

SECTION 6. AMENDMENT AND TERMINATION

The Corporation reserves the right to amend or terminate the Plan at any time with respect to future services of Covered Individuals. Plan amendments may be adopted by the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) of the Code or otherwise.

SECTION 7. TAX WITHHOLDING

The Corporation will have the right to make all payments or distributions pursuant to the Plan to a participant, net of any applicable taxes required to be paid or withheld.

SECTION 8. EFFECTIVE DATE AND STOCKHOLDER APPROVAL

This Plan was adopted by the Committee and is effective on December 12, 2011 (the "Effective Date"), subject to approval by the Corporation's stockholders in accordance with Section 162(m) of the Code. No incentives will be paid under the Plan unless such stockholder approval has been obtained. The Plan may be terminated by the Board or the Committee at any time.

SECTION 9. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no participant in the Plan may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Plan, until such amounts (if any) are actually paid.

SECTION 10. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Corporation for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

SECTION 11. NO RIGHT TO CONTINUED EMPLOYMENT

Neither the Plan, selection of a person as a Covered Individual eligible to be paid incentives under the Plan nor the payment of any incentive to any participant under the Plan nor any action by the Corporation or the Committee will be held or construed to confer upon any person any right to be continued in the employ of the Corporation or its subsidiaries. Subject to applicable law, the Corporation expressly reserves the right to discharge any participant whenever in the sole discretion of the Corporation its interest may so require.

Annex A-3

 SECTION 12. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of an incentive to any participant under the Plan will any participant accrue any vested interest or right whatsoever under the Plan, and the Corporation has no obligation to treat participants identically under the Plan.

SECTION 13. GOVERNING LAW

The Plan and any agreements and documents hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its conflicts of laws rules, and applicable federal law. The Committee may provide that any dispute concerning the Plan will be presented and determined in such forum as the Committee may specify, including through binding arbitration.

Annex A-4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DINEEQUITY, INC. M43993-P22279-Z57314 DINEEQUITY, INC. 450 N. BRAND BOULEVARD, 7TH FLOOR GLENDALE, CA 91203 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. 2. To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2012. 3. To approve the adoption of the DineEquity, Inc. Senior Executive Incentive Plan. 4. To approve, on an advisory basis, the compensation of the Corporation's named executive officers. For address changes and/or comments, please check this box and write them on the back where indicated. 01) Richard J. Dahl 02) Stephen P. Joyce 03) Patrick W. Rose 1. To elect three Class III Directors. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For All Withhold All For All Except Yes No For Against Abstain

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) DINEEQUITY, INC. Annual Meeting of Stockholders May 15, 2012 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Julia A. Stewart and Bryan R. Adel, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and Series B Convertible Preferred stock of DineEquity, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on May 15, 2012, at our offices, 450 North Brand Boulevard, Glendale, California 91203, and any adjournment or postponement thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. If you are a participant in the DineEquity, Inc. 401(k) plan and some or all of your account under the 401(k) plan is invested in shares of DineEquity, Inc. common stock, this Proxy also serves as your voting instruction to direct Fidelity Management Trust Company as trustee of the 401(k) plan with respect to such shares. If you do not sign and return this Proxy, the shares credited to your account under the 401(k) plan will not be voted. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M43994-P22279-Z57314